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CENTURY ALUMINUM COMPANY
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 3, 2019
___________

To the Stockholders of Century Aluminum Company:

We cordially invite you to attend our 2019 Annual Meeting of Stockholders. The meeting this year will be held on Monday, June 3, 2019, at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois. At the meeting, we will:

1.	Hold a vote to elect each of Jarl Berntzen, Michael Bless, Errol Glasser, Wilhelm van Jaarsveld and Andrew Michelmore to our Board of Directors for a one-year term;
2.	Hold a vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	Hold an advisory vote to approve the compensation of our named executive officers;
4.	Hold a vote to approve our Amended and Restated Stock Incentive Plan; and
5.	Transact any other business that may properly come before the meeting or at any adjournments or postponements of the meeting.

All holders of our common stock as of the close of business on April 16, 2019 are entitled to vote at the meeting. You can also vote before the meeting - by telephone, online or by mail. Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible to ensure that your shares are represented and voted at the meeting.

By Order of the Board of Directors,

Jesse E. Gary
Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 22, 2019

An admission ticket is required to enter Century's 2019 Annual Meeting. Please follow the instructions under "How do I vote?" on page 6 of the proxy statement with respect to obtaining an admission ticket to attend the 2019 Annual Meeting or to otherwise vote your shares by telephone, online or mail.

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Incorporation by Reference
Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

2019 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding Century Aluminum Company's 2018 performance, please review our 2018 Annual Report filed on Form 10-K with the Securities and Exchange Commission and any amendments thereto.
2019 Annual Meeting of Stockholders
Time and Date: 8:00 a.m. Central Time, Monday, June 3, 2019
Place: The Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois 60606
Record Date: April 16, 2019
Voting: Only holders of our common stock as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission: An admission ticket is required to enter Century's 2019 Annual Meeting of Stockholders. Please follow the instructions under "How do I vote?" on page 6 of the proxy statement in order to obtain an admission ticket.

Voting Proposals	Board Vote Recommendation
Item 1 - Election of Five Directors to Serve a One-Year Term Expiring 2020	FOR each Director Nominee
Item 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2019	FOR
Item 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
Item 4 - Approval of the Company's Amended and Restated Stock Incentive Plan	FOR

Board Nominees
Our Board of Directors (the "Board"), upon the recommendation of the Governance and Nominating Committee, has nominated five directors for election to the Board for a one-year term expiring in 2020. The following table provides summary information about each nominee standing for election to the Board and the Board Committees on which such director currently serves:

Name	Age	Director Since	Committee Memberships
Andrew Michelmore (Chairman)	66	2018	Audit, Comp, G&N, HSS
Jarl Berntzen	52	2006	Audit, Comp, G&N, HSS
Errol Glasser	65	2014	Audit, Comp, G&N, HSS
Wilhelm van Jaarsveld	34	2017
Michael Bless	53	2012	HSS

Performance Highlights
In 2018, Century continued its steady trajectory of improving operational and financial performance, building a strong base for long-term value creation. Financial and operating results for 2018 stem from our commitment to execute against our strategy of maximizing the financial returns we generate for our stockholders by: (a) optimizing our safety and environmental performance; (b) improving the competitiveness of our existing assets by managing costs and improving productivity and efficiency; (c) pursuing upstream investment opportunities in bauxite mining, alumina refining and the production of other key operating supplies; and (d) expanding our primary aluminum business by improving and investing in the facilities we currently own as well as constructing, investing in or acquiring additional capacity.

The following are key performance highlights for 2018:

•
Continued commitment to safety across the company, evidenced by a 7% reduction in total recordable incident rate (TCIR) on a consolidated basis across our operations compared to 2017 and a 27% reduction in TCIR since 2013

•	The successful restart of 150,000 tonnes of curtailed production at the Company's Hawesville, Kentucky smelter, which was completed on schedule, on budget and without a serious safety incident

•	Three-year total shareholder return (TSR) of 142% compared to the average TSR of the Company's peer group

•	Strong 2018 financial and operating performance:

◦
Shipments of 749,850 tonnes, a 1% increase over the prior year driven by restarts at our Hawesville, Kentucky aluminum smelter, partially offset by the temporary line loss at our Sebree, Kentucky smelter

◦	Net sales of $1.9 billion, a 19% increase over 2017

◦	Net loss of $66.2 million primarily driven by the historically high alumina price during 2018 relative to the aluminum price

◦	Adjusted net loss* of $13 million

◦	Adjusted EBITDA* of $86 million despite the historically high alumina price during 2018
*Non-GAAP financial measure; see reconciliation of GAAP to non-GAAP financial measures on Appendix A hereto.

•
Significant opportunities for future internal growth, including the current expansion project at our Grundartangi, Iceland smelter as well as the potential to return of our Mt. Holly, South Carolina smelter to full production if a long-term power solution is achieved

Corporate Governance Highlights
Century is committed to good corporate governance, which we believe is in the best interests of the company and promotes long-term value creation for our stockholders. Our key corporate governance practices are listed below and described in more detail below under "Corporate Governance."

•	Independent Board Chairman

•	Regular meetings of the Independent Directors

•	Fully independent Audit, Compensation and Governance & Nominating Committees

•	100% attendance at Board and Committee meetings in 2018 by all current directors

•	Annual elections for all directors

•	Annual Board and Committee evaluations

•	Board oversight of risk management

•	Compliance with robust director and officer stock ownership guidelines

•	Policies prohibiting short sales, hedging, margin accounts and pledging of Century stock
2018 Executive Compensation Highlights and Pay for Performance Alignment
The Company links a significant portion of executive compensation to Company performance and strategy by: (i) providing competitive compensation packages that attract, retain and motivate talented executives, (ii) incentivizing and rewarding our executives for achieving the Company's short- and long-term performance goals and (iii) aligning management's interests with long-term value creation for our stockholders. We believe the following aspects of our 2018 executive compensation program demonstrate our commitment to these objectives:

•
Targeting base salary at median levels compared to our peers (and at below median levels for new hires or internal promotions), while using incentive compensation to reward and motivate exceptional performance;

•
Placing a large proportion of compensation for our named executive officers "at risk" and dependent on the achievement of performance goals or linked to the value of our stock price (84% of 2018 total target direct compensation for our CEO and 71% of 2018 total target direct compensation for our other named executive officers);

•
Awarding all 2018 long-term incentives in the form of equity-based awards, directly aligning a significant portion of the target compensation to our CEO (68%) and to our other named executive officers (51%, on average) to our stockholders' interests through stock price performance;

•
Linking payouts under a large portion of our long-term incentive awards (75% of the 2018 target value of long-term incentive awards for our CEO and 66% for our other named executive officers) to the Company's TSR relative to the TSR of our peers; and

•	Linking payouts under short-term annual incentive awards to the achievement of pre-established individual and Company financial, safety and operational performance targets.
The graphs below illustrate the proportion of target direct compensation that is variable, or at risk, for our CEO and our other named executive officers, on average, demonstrating the Committee's commitment to awarding performance-based and at-risk compensation, in line with our pay-for-performance philosophy.

CEO	AVERAGE OF OTHER NAMED EXECUTIVE OFFICERS

Other Key Features of Our Executive Compensation Program

What We Do		What We Don't Do
●	We pay for performance with 84% of target total direct compensation for our CEO "at risk"	●	We do not have employment agreements with our officers, all of whom are at-will employees
●	We consider an appropriate peer group to establish compensation and generally target executive compensation at or near the midpoint of our peers	●	We do not allow executives to profit from short-term speculative swings in Company stock (e.g., no hedging)
●	We maintain Company stock ownership guidelines for our executive officers and directors	●	We do not allow for repricing of underwater stock options (including cash-outs)
●	We have double-trigger equity vesting in the event of a change-in-control	●	We do not pay dividend equivalents on unvested restricted share units
●	We have adopted clawback policies for our executive incentive compensation	●	We do not allow pledging of Company stock
●	Our Compensation Committee retains an independent compensation consultant	●	We do not provide excise tax gross ups
Our executive compensation practices are described in greater detail in the "Executive Compensation" section on page 23.

PROXY STATEMENT
Century Aluminum Company
1 South Wacker Drive
Suite 1000
Chicago, Illinois 60606
Our Board is soliciting proxies for the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of Century Aluminum Company ("Century" or the "Company").  This proxy statement contains information about the items you will vote on at the 2019 Annual Meeting. Further information and instructions on how to vote online, or in the alternative, request a paper copy of these proxy materials and a proxy card, will be as set forth in the Notice of Internet Availability of Proxy Materials ("Notice") as described below.

Notice of Availability of Proxy Materials
 We are pleased to take advantage of the Securities and Exchange Commission ("SEC") rules that permit companies to furnish proxy materials to stockholders over the Internet. On or about April 24, 2019, we will begin mailing the Notice and making available to stockholders these proxy materials and the proxy card. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of the 2019 Annual Meeting. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Questions and Answers

Q.         When and where will the 2019 Annual Meeting be held?

A.          The 2019 Annual Meeting is being held on June 3, 2019, at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, IL.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 16, 2019, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.

Q.          Who is entitled to vote and how many votes do I have?

A.          You may vote at the 2019 Annual Meeting if you owned shares of our common stock at the close of business on April 16, 2019.  Each stockholder is entitled to one vote for each share of common stock held.

Q.          How many shares are available to vote in the Annual Meeting?

A.          On April 16, 2019, the record date for the 2019 Annual Meeting, there were 88,808,757 shares of Century common stock outstanding.

Q.          What constitutes a quorum for the meeting?

A.          The holders of a majority of the outstanding shares of Century's common stock will constitute a quorum for the transaction of business at the 2019 Annual Meeting.  Only shares of Century common stock that are present at the 2019 Annual Meeting, either in person or represented by proxy (including shares that the holder abstains from voting or does not vote with respect to one or more of the matters present for stockholder approval), will be counted for purposes of determining whether a quorum exists at the meeting.

Q.         How do I vote?

A.          There are four ways that you can vote your shares:

Internet.  The website for voting is http://www.ProxyVote.com.  To vote on the Internet, please follow the instructions provided in the Notice and have the Notice available when accessing the Internet.  The voting system is available 24 hours a day, seven days a week. The deadline for voting online is 11:59 p.m. Eastern Time on Sunday, June 2, 2019. If you hold your shares in a Century 401(k) plan, the deadline for voting online is 11:59 p.m. Eastern Time on Wednesday, May 29, 2019.

Telephone.  If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903.  This is a toll-free number available 24 hours a day, seven days a week. The deadline for voting by phone is 11:59 p.m. Eastern Time on Sunday, June 2, 2019. If you hold your shares in a Century 401(k) plan, the deadline for voting by phone is 11:59 p.m. Eastern Time on Wednesday, May 29, 2019.

Mail.  To vote by mail, please follow the instructions on your Notice to request a paper copy of the proxy card and proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials.  If you mail your proxy card, we must receive it before 6:00 p.m. Eastern Time on Friday, May 31, 2019.

In Person.  If you are the stockholder of record, you may vote by attending the 2019 Annual Meeting on Monday, June 3, 2019 at 8:00 a.m., Central Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois. If your shares are held in "street name" (i.e., you hold your shares in a brokerage account or through a bank or other nominee), you must obtain a copy of the legal proxy from your bank, broker or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name. If you plan to attend the meeting, you will need an admission ticket. See above under "When and where will the 2019 Annual Meeting be held?" for information about how to obtain an admission ticket.

Q.          What is the difference between holding shares as a stockholder of record and as a beneficial owner in "street name"?

A.          Most of our stockholders hold their shares in "street name" through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in "street name."

Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2019 Annual Meeting.

Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name."  The Notice is being forwarded to you by your broker or nominee, who is considered to be the stockholder of record for those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote.  Your broker, bank or nominee has provided a voting instruction card for you to use in directing it as to how to vote your shares.  As a beneficial holder, you are invited to attend the 2019 Annual Meeting; however, because you are not the stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting.

Q.          How do I vote my shares that are held in a Century 401(k) plan?

A.          If you participate in one of Century's 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting.  You may do this by returning your voting instructions by mail, or submitting them by telephone or the Internet.  You cannot vote shares held in a Century 401(k) plan in person at the 2019 Annual Meeting; only the plan trustee can directly vote your shares.  The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares will not be voted.  To allow sufficient time for voting by the trustee, your voting instructions must be received before Wednesday, May 29, 2019.

Q.         May I change my vote?

A.          Yes.  If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:

●	delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the 2019 Annual Meeting;
●	changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on June 2, 2019 (the day before the 2019 Annual Meeting);
●	changing your vote instructions via the telephone up to 11:59 p.m. Eastern Time on June 2, 2019 (the day before the 2019 Annual Meeting); or
●	voting in person at the 2019 Annual Meeting.
If you hold your shares in one of Century's 401(k) plans, notify the plan trustee in writing prior to May 31, 2019, that your voting instructions are revoked or should be changed.

If your shares are held in "street name," you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other nominee.

Q.          What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A.         Directors are elected by a plurality of votes, which means that the nominees that receive the highest number of votes "for" their election will be elected as directors, even if the nominees do not receive a majority of the votes cast.  Proposals No. 2 (ratification of independent registered public accounting firm), No. 3 (advisory vote on executive compensation) and No. 4 (approval of our Amended and Restated Stock Incentive Plan) require the affirmative vote of a majority of the outstanding shares of Century common stock represented at the meeting.

Your shares will be voted in accordance with your instructions.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining a quorum for a matter, but will not be counted as a vote in favor of such matter.  Accordingly, an abstention from voting on a matter will not be counted for the purposes of electing directors and will have the same effect as a vote against the other matters.

Q.         Why is it important to instruct my broker how to vote?

A.         Under SEC rules, if you own shares in "street name" through a bank, broker or other nominee and do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee may not vote your shares on proposals determined to be "non-routine." Of the proposals included in this proxy statement, only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered to be "routine." The other proposals are considered to be "non-routine" matters.  Therefore, if you do not provide your bank, broker or other nominee holding your shares in "street name" with voting instructions, those shares will count for quorum purposes, but will not be counted as shares present and entitled to vote on the election of directors and the advisory vote on the compensation of our named executive officers. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

Q.         What is "householding"?

A.         In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC's "householding" rules to reduce the delivery cost of materials. Under such rules, only one Notice or, if paper copies are requested, only one Proxy Statement and Annual Report on Form 10-K are delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder sharing an address wishes to receive a separate Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a stockholder's request, and such stockholder will receive separate materials in the future.  Any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated the following directors to stand for election to the Board for a one-year term: JARL BERNTZEN, MICHAEL BLESS, ERROL GLASSER, WILHELM VAN JAARSVELD and ANDREW MICHELMORE. Each of these nominees has indicated his willingness to serve if elected and the Board has no reason to believe that he will not be available to serve.
In addition to meeting the minimum qualifications set out by the Board, each of these nominees brings strong and unique backgrounds and skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, finance, metals and mining, operations, manufacturing, international business and health, safety, environmental and social responsibility.
Set forth below is background information for each nominee (as of the date of this proxy statement), including the qualifications, attributes or skills that led the Board to conclude that such person should be nominated to serve as a member of the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF MESSRS. BERNTZEN, BLESS, GLASSER, VAN JAARSVELD AND MICHELMORE TO THE BOARD FOR A ONE-YEAR TERM EXPIRING IN 2020.

DIRECTOR NOMINEES FOR ELECTION TO A TERM TO EXPIRE IN 2020

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Jarl Berntzen	52
Managing Director at Vaquero Capital LLC since June 2018; Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc. from October 2016 to October 2017; Senior Director, Head of Corporate Development at Dolby Laboratories, Inc. from September 2011 to October 2016.

Mr. Berntzen has extensive experience in mergers and acquisitions ("M&A"), financial restructurings and corporate development activities, having served in senior M&A advisory positions at several international investment banks and advisory firms, including more than 10 years with Goldman, Sachs & Co., as well as ThinkEquity Partners LLC and Barrington Associates.  Mr. Berntzen's financial acumen and expertise, investment banking experience and international M&A experience provides insight to the Board when considering Century's growth and development objectives.  In addition, as a native of Norway, Mr. Berntzen provides international perspective and diversity to the Board. The Board has determined that Mr. Berntzen is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2006

Michael A. Bless	53
Our President and Chief Executive Officer since November 2011; Director of Simpson Manufacturing Co., Inc. since May 2017; Director of CNA Financial Corp. since October 2017; National Trustee of Boys and Girls Clubs of America since January 2014.

Mr. Bless was elected to our Board of Directors in December 2012. Prior to joining Century, Mr. Bless held a number of senior management positions at both public and private companies and investment banks. Mr. Bless brings valuable leadership, risk-management, investor-relation, international operations experience and strategy-development experience to the Board. Mr. Bless also has extensive knowledge of the aluminum industry and global market conditions and, as the only management representative on our Board, Mr. Bless provides a unique perspective in Board discussions about the business and strategic direction of the Company. The Board benefits from his business insights, financial acumen and knowledge of the Company and the markets it serves.
			2012

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years; Other Directorships	Director Since

Errol Glasser	65
Partner and co-founder of Triangle Capital LLC since March 2005; Director of Regency Affiliates since 2002; Trustee of the Darrow School since 2007.

Mr. Glasser adds to the Board extensive expertise in corporate development activities by virtue of his having served in the financial sector for over 20 years. The Board also benefits from Mr. Glasser's substantial financial, accounting and investment knowledge and from his experiences serving on other boards and audit committees and as an advisor to other public and private companies. Mr. Glasser is a Chartered Accountant (SA) and the Board has determined that he is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2014

Andrew G. Michelmore (Chairman)	66
Executive Director and Chief Executive Officer of MMG Limited from December 2010 to February 2017; Chairman of the International Council on Mining and Metals from April 2016 to June 2017; Chairman of the Minerals Council of Australia from June 2013 to June 2016; Chairman of the International Zinc Association from October 2011 to December 2015; Chairman of the Jean Hailes Foundation since 1996; and Chairman of the Council of Ormond College at the University of Melbourne since 2003.

Mr. Michelmore rejoined the Board in September 2018 after previously serving on the Board from June 2010 through September 2015. Mr. Michelmore adds valuable metals and mining expertise to the Board by virtue of his experience as Chief Executive Officer of MMG Limited and previous experience as Chief Executive Officer of Zinifex, OZ Minerals, EN+ Group and WMC Resources.  Mr. Michelmore also adds valuable engineering and international business experience to the Board by virtue of his positions as a Fellow of the Institution of Chemical Engineers and the Australian Academy of Technological Sciences and Engineering and a member of the Business Council of Australia.  In addition, as an Australian citizen and having lived and worked in a number of different countries, Mr. Michelmore provides international diversity and perspective to the Board. The Board has determined that Mr. Michelmore is an "audit committee financial expert" within the meaning of applicable SEC rules.
			2018

Wilhelm van Jaarsveld	34
Asset and Investment Manager of the Aluminum and Alumina Department of Glencore plc since July 2017. Asset Controller/Financial Analyst of Glencore plc from July of 2012 to June of 2017.

Mr. van Jaarsveld was appointed to the Board in December 2017 pursuant to the terms of the Standstill and Governance Agreement, dated July 7, 2008, between Century and Glencore which entitles Glencore to designate a nominee, reasonably acceptable to Century, to the Board. Mr. van Jaarsveld adds valuable expertise to our Board by virtue of his experience as Asset and Investment Manager of the Aluminum and Alumina Department at Glencore.
			2017

Non-Employee Director Compensation Program
Our non-employee director compensation program is designed to attract and retain talented director candidates. The Board and the Compensation Committee, with the assistance of the Compensation Committee's independent executive compensation consultant, annually reviews the pay levels and structure of our directors' compensation. Directors who are full-time salaried employees of Century are not compensated for their service on the Board.  The Board believes that (i) compensation for independent directors should be a mix of cash and equity-based compensation and (ii) compensation for non-employee, non-independent, Board members, should only be in cash in order to avoid indirectly increasing the beneficial ownership of any stockholder at whose direction a member of our Board serves. For 2018, Mr. van Jaarsveld waived his right to receive compensation of any kind.

Director Fees
The table below sets forth the components of compensation for our non-employee directors with respect to 2018 (such fees were waived by Mr. van Jaarsveld):

Annual Compensation Element	Amount
Annual Cash Retainer	$45,000
Independent Chairman Annual Retainer	90,000
Committee Chair Annual Retainer	10,000
Annual Equity Award(1)	95,000
Audit and Compensation Committee Chair Meeting Fees (per meeting)	3,000
Non-Audit and Compensation Committee Chair Meeting Fees (per meeting)	2,000

(1)
The annual equity award is granted in the form of time-vested performance share units for continuing directors following the annual stockholders' meeting or in connection with a new director appointment. Each time-vested performance unit vests on the one-year anniversary of its grant date, or earlier under certain circumstances.

All fees with the exception of meeting fees are paid quarterly in advance and based on each non-employee director's service on the Board or any committee thereof. All directors are also reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings, other than Mr. van Jaarsveld who also waived his right to receive expense reimbursement.

2018 Director Compensation
The following table sets forth the total compensation of the Company's non-employee directors for the year ended December 31, 2018.

Director (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Total
Jarl Berntzen	$90,000	$131,843	$221,843
Errol Glasser	129,000	89,460	218,460
Andrew Michelmore	86,000	69,325	155,325
Terence Wilkinson	152,750	89,460	242,210
Wilhelm van Jaarsveld	—	—	—

(a)
Mr. Michelmore joined the board in September 2018 and was appointed Chairman in October 2018. Mr. Wilkinson served as a director and as Chairman of the Board from January to October 2018. Mr. Bless did not receive compensation for serving on the Board and Mr. van Jaarsveld waived his right to receive compensation in connection with his service on the Board.

(b)	Represents retainer and meeting fees earned by each non-employee director for 2018.
(c)
Represents the grant date fair value of the time-vested performance share units awarded to each non-employee director, which is calculated by multiplying the number of shares granted by the closing price of the company's common stock on the date of grant. For Mr. Berntzen, this amount also represents the grant date fair value of 2,691 time-based performance share units awarded in lieu of his annual retainer for service on the Board, which vest in four quarterly installments. Each of Messrs. Wilkinson, Berntzen and Glasser elected to defer the settlement of all time-vested performance share units awarded to him in 2018 until his service on the Board has terminated.

The following table sets forth the number of outstanding stock awards held by each non-employee director who served on our Board in 2018, as of December 31, 2018:

Name	Number of Stock Awards Outstanding as of 12/31/2018 (a)(b)
Jarl Berntzen	80,102
Errol Glasser	37,285
Andrew Michelmore	—
Terence Wilkinson(c)	—
Wilhelm van Jaarsveld	—

(a)	Represents time-vested performance share units held by the named director that have not yet vested or for which settlement has been deferred.
(b)	Stock awards become fully vested upon a director's attaining age 66.
(c)
Mr. Wilkinson no longer served on the Board of Directors as of December 31, 2018. At the time that Mr. Wilkinson ceased to be a member of the Board of Directors in October, 2018, Mr. Wilkinson owned 34,133 shares for which settlement had been deferred.

Non-Employee Director Stock Ownership Guidelines
Under our stock ownership guidelines, each independent director is required to accumulate, within five years of election to the Board, 25,000 shares of our common stock. The Compensation Committee increased the director stock ownership requirements in March 2019 from 20,000 to 25,000 shares to approximate five times the annual cash retainer payable to the independent directors. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy. The director stock ownership guidelines continue to be based on a fixed number of shares to address the volatility inherent in the aluminum industry. As of the date of this proxy statement, each of our independent directors is in compliance with our stock ownership guidelines.
CORPORATE GOVERNANCE
Board Information
The Board, which is responsible for the supervision of the overall business affairs of Century, establishes corporate policies, sets strategic direction and oversees management, which is responsible for Century's day-to-day operations.  The Board met nine times during 2018. There are no family relationships among any of our directors and executive officers.
Board Leadership and Independent Chairman
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure at any given time. The Company's current Board leadership structure provides for an independent Chairman of the Board. The Board has not adopted a policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions and having an independent director serve as Chairman.  We believe that this structure is appropriate for the Company because it allows our independent Chairman to lead the Board in its fundamental role of governing the Company and providing advice to management, while also providing for effective independent oversight and allowing our President and Chief Executive Officer to focus on the execution of our business strategy, growth and development. The Board evaluates whether this leadership structure is in the best interests of our stockholders on a regular basis.

Director Independence
Nasdaq Global Select Market ("NASDAQ") rules require that a majority of the board of directors of listed companies be independent as defined by NASDAQ listing standards. The Board has determined that each of the directors that served on the Board during 2018 and that currently serve on the Board, with the exception of Mr. Bless who is an employee of the Company, are independent under the criteria established by NASDAQ for membership on the Board and that these directors are independent under applicable SEC rules and NASDAQ listing standards for service on the various committees of the Board on which they serve, in addition to meeting Institutional Shareholder Services' (ISS) independence standards.
Our independent directors meet in executive session without the presence of management no fewer than four times each year.  Our Chairman leads these sessions. The Independent Directors met five times in 2018.

Board Committees and Meeting Attendance
To assist it in carrying out its duties, the Board has established various standing committees, including the committees set forth below:

Name	Audit	Compensation	Governance & Nominating	Health, Safety & Sustainability
Jarl Berntzen	X**	X*	X	X
Michael Bless				X*
Errol Glasser	X*	X	X	X
Wilhelm van Jaarsveld
Andrew Michelmore	X	X	X*	X
*Committee Chair
**Committee Vice Chair

The Board designates the members of each committee and the committee chair annually based on the recommendations of the Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which are available in the "Investors" section of our website, www.centuryaluminum.com, under the tab "Corporate Governance."  During 2018, each of our current directors attended 100% of the meetings of the Board and Board committees on which each such director served. We encourage our directors to attend our annual meeting of stockholders. All of our then-current directors attended our 2018 annual meeting of stockholders in person.

Audit Committee
The Audit Committee's primary duties and responsibilities include:

•	Overseeing the adequacy and effectiveness of the financial reporting process;

•
Appointing and overseeing the engagement of the independent auditor, reviewing the scope and results of the independent audit with the independent auditor and managing and approving all audit and non-audit services and fees;

•	Overseeing the internal audit function, appointing the Company's internal auditor and reviewing with management the adequacy and effectiveness of the Company's system of internal controls;

•	Overseeing the Company's risk management, including reviewing with management our financial risk exposures and assessing the steps management has taken to monitor and control such exposures;

•	Reviewing current and pending material litigation with management;

•	Conducting or directing investigations of any allegations of material violations of securities laws, fiduciary duties or similar violations; and

•	Reviewing and approving related party transactions pursuant to our Statement of Company Policy Regarding Related Party Transactions.

In 2018, the Audit Committee held eight meetings.  The Board has determined that all current members of the Audit Committee are independent under the criteria established by NASDAQ and under SEC rules applicable to audit committee membership. The Board has also determined that all current members of the Audit Committee are "audit committee financial experts" within the meaning of applicable SEC rules.
The report of the Audit Committee is set forth below in the section titled "Audit Committee Report".

Compensation Committee
The Compensation Committee's primary duties and responsibilities include:

•	Overseeing the compensation plans and policies of the Company, including pension, savings, incentive and equity-based plans and awards;

•
Reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer and determining the Chief Executive Officer's compensation based on such evaluation;

•
Reviewing with the Chief Executive Officer and approving the respective goals and objectives relevant to the compensation of the other executive officers and determining the compensation of the other executive officers following recommendations by the Chief Executive Officer based on the Chief Executive Officer's evaluation of the performance of the other executive officers in light of their respective goals and objectives;

•	Reviewing with the Chief Executive Officer the non-executive management compensation and benefit policies as set by the Chief Executive Officer;

•	Reviewing and recommending to the Board the compensation of our directors;

•	Reviewing the Company's succession plans relating to the Chief Executive Officer and the other executive officers;

•
Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and

•	Reviewing and discussing with management the Compensation Discussion and Analysis and recommending whether such report should be included in our annual report and proxy statement.
The Compensation Committee held six meetings in 2018. The Board has determined that all current members of the Compensation Committee are independent under the criteria established by NASDAQ and under SEC rules applicable to compensation committee membership. We refer you to the section of this proxy statement titled "Compensation Discussion and Analysis" for discussion of our Compensation Committee's role in determining compensation for our executive officers.

Compensation Committee Interlocks and Insider Participation
At no time during 2018 nor as of the date of this proxy statement, has any member of our Compensation Committee been an officer or employee of our Company and none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

Governance and Nominating Committee
The Governance and Nominating Committee's primary duties and responsibilities include:
•Evaluating the size and composition of the Board;
•Identifying, recruiting and recommending candidates for election to the Board and its committees;

•	Recommending to the Board the number, identity, responsibilities and composition of the Board committees;

•	Reviewing, evaluating and making recommendations to the Board regarding our corporate governance practices and policies; and
•Overseeing the annual self-evaluation of the Board and of each Board committee.
In 2018, the Governance and Nominating Committee held five meetings. The Board has determined that all members of the Governance and Nominating Committee are independent under the criteria established by NASDAQ and applicable SEC rules.
Identification and Qualification of Director Nominees
The Governance and Nominating Committee solicits recommendations for potential Board nominees from a variety of sources, including directors, officers and other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, and third-party consultants and search firms.  The Governance and Nominating Committee also considers nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary.  The qualifications and standards the Governance and Nominating Committee will apply in evaluating any recommendations for nomination to the Board include, but are not limited to:
•business or public company experience;

•	a willingness and ability to make a sufficient time commitment to Century's affairs to perform effectively the duties of a director, including regular attendance at Board and committee meetings;
•skills in finance, metals and mining, and international business and knowledge about the global aluminum industry;
•personal qualities of leadership, character, judgment and integrity; and
•requirements relating to composition of the Board under applicable law and listing standards.
Board Diversity
The Governance and Nominating Committee believes that diversity is an important aspect in Board composition and considers diversity when evaluating any recommendations for nominations to the Board.  Reflecting its commitment to diversity, the Governance and Nominating Committee amended its charter in March 2018 to reflect its commitment that any third party search for potential director candidates include qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In selecting a director nominee, the Governance and Nominating Committee takes into consideration each potential nominee's diverse attributes and variety of experiences and viewpoints but does not make decisions to nominate a potential candidate solely on the basis of race, ethnicity, gender, national origin or sexual orientation. The Governance and Nominating Committee focuses on skills, education, experience and qualities that would complement the existing Board, recognizing our diverse global business structure.  Our directors come from diverse business backgrounds and are citizens or residents of four different nations.

Health, Safety and Sustainability Committee
The Health, Safety and Sustainability Committee's primary duties and responsibilities include:

•	Overseeing the Company's goals, policies and programs relative to health, safety and sustainability;

•	Monitoring the Company's performance on health, safety and sustainability matters and reviewing such performance with management;

•	Overseeing the Company's compliance with laws, rules, regulations and standards of corporate conduct relating to health, safety and sustainability matters; and

•
Monitoring the Company's potential risks and liabilities as they relate to health, safety and sustainability and the adequacy of the Company's policies and practices to manage these risks and liabilities.

The Health, Safety and Sustainability Committee held four meetings in 2018.

Board Oversight of Risk Management
Management of risk is the direct responsibility of our Chief Executive Officer and our management team. Our Board oversees management's attention to risk by regularly reviewing with management the risks inherent to our business and to our business strategy, their potential impacts on us, and our risk management decisions, practices, and activities (both short-term and long-term).
The Company has implemented a comprehensive risk management process overseen by the Director of Internal Audit to aggregate, monitor, measure, and manage risk. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure, and to elevate certain key risks for discussion at the Board level. The Director of Internal Audit reports directly to the Audit Committee and regularly updates the Audit Committee on the Company's risk management process. The Chairperson of the Audit Committee then reports to the full Board on the risks associated with the Company's operations. The Board also relies on the Chief Executive Officer and other executive officers of the Company to supervise day-to-day risk management and to bring material risks to the Board's attention.  The Chief Executive Officer and our other executive officers provide reports directly to the Board and certain Board committees, as appropriate.  Directors may also from time to time rely on the advice of our outside advisors and auditors provided they have a reasonable basis for such reliance.

While the Board has primary responsibility for overseeing risk management, the Board also delegates certain oversight responsibilities to its Board committees. The Audit Committee provides risk oversight with respect to the Company's financial statements, the Company's compliance with legal and regulatory requirements and corporate policies and controls related to the financial statements, the independent auditor's selection, retention, qualifications, objectivity and independence, and the performance of the Company's internal audit function. The Compensation Committee reviews and reports on risks related to our compensation policies and practices. The Governance and Nominating Committee considers risks related to director nominations, corporate governance matters, succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.  The Health, Safety and Sustainability Committee provides oversight of risks relating to Century's policies and management systems with respect to health, safety and sustainability matters.  The Board regularly receives detailed reports from its committees regarding risk oversight in their areas of responsibility.

Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in performing its duties to the Company and its stockholders. These guidelines provide general guidance to the Board with a view to continuing a strong and effective working relationship between the Board and management. The goal of these guidelines is to reflect current governance practices for the Board and to enhance the ability of the Board and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by the Board at any time.
The Board has also adopted a Code of Ethics that applies to all of our directors, officers and other employees. The Code of Ethics sets forth guidelines for deterring wrong-doing and promoting the highest standards of honest and ethical behavior and integrity in carrying out the Company's business activities.
Copies of our Corporate Governance Guidelines and our Code of Ethics are available on our website at www.centuryaluminum.com and to any stockholder who requests them. We intend to disclose any amendments to or waivers of our Code of Ethics on behalf of our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions on our website at www.centuryaluminum.com.
Related Party Transaction Policy
The Company has a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and "related parties." For the purposes of the policy, "related parties" include executive officers, directors and director nominees and their immediate family members, and stockholders owning five percent or greater of our outstanding stock and their family members. A copy of the Company's Related Party Transaction Policy is available in the Investor section of the Company's website, www.centuryaluminum.com, under the tab "Corporate Governance."
The Company's Related Party Transaction Policy applies, subject to certain specific exclusions, to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related party had or will have a direct or indirect interest. Pursuant to the policy, the Audit Committee is responsible for reviewing related party transactions. However, all transactions with Glencore plc or its affiliates

(together, "Glencore") and any other transaction the Audit Committee Chair determines is material to the Company are reviewed by the independent directors, acting as a separate body of our Board. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to the Company and whether the transaction is in the business interests of the Company, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related party transaction is submitted for approval after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction, if appropriate. The policy defines certain ordinary course, non-material transactions with Glencore that are pre-approved by the independent directors. The Audit Committee receives quarterly reports of all pre-approved transactions.
Transactions with Related Parties in 2018
Please see page 53 for a description of related party transactions in 2018.

Corporate, Environmental and Social Responsibility
Nothing is more important than the health and safety of our employees and the members of the communities in which we do business. We are committed to providing a safe working environment for all of our directors, officers, employees and all visitors to our facilities. We continuously assess the risks our employees face at our operations and we work to mitigate those risks through frequent training, work procedures and other preventative safety and health programs. Our goal is zero injuries and accidents. We believe that leading safety practices and performance will lead to better operational and financial performance for our Company and contribute to long-term stockholder value creation.  We emphasize the importance of safety by including safety as one of the metrics for determining payouts under our annual incentive awards to our executives.
We are also committed to the environmental soundness of our operations, including by conducting our business operations in a manner that preserves the environment by minimizing waste, conserving energy and preventing pollution. Our Icelandic facility produces aluminum with carbon emission levels one third of the industry average. This is due to a combination of responsible production methodologies, including a well trained work force that keeps our facility running smoothly and avoiding voltage peaks and stoppages, together with electricity generated exclusively from renewable resources. We continuously seek additional opportunities to reduce our carbon footprint and maintain strong and positive relationships with the communities where we do business.
Stockholder Communications with the Board of Directors
Stockholders may communicate with the Board, our independent or non-management directors as a group, or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary, addressed to:  Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

OWNERSHIP OF CENTURY COMMON STOCK
Stock Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock, as of the dates noted below, by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of the Company's common stock.  The percent of class shown below is based on 88,808,757 shares of common stock outstanding as of April 16, 2019.

Name	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Glencore AG (b)	38,111,516	42.9%
Dimensional Fund Advisors LP (c)	7,356,065	8.3%
BlackRock, Inc. (d)	7,270,344	8.2%

(a)	Each entity has sole voting and dispositive power, except as otherwise indicated.

(b)
Based on information set forth in a Schedule 13D/A filing dated December 15, 2017 and a Form 4 filing filed on April 2, 2019, by Glencore AG, Glencore International AG and Glencore plc (collectively, "Glencore").  The shares reported as beneficially owned by Glencore include 27,500,000 shares beneficially owned by Givolon Limited, as reported in its Schedule 13D/A filing dated December 15, 2017. Glencore AG retains sole voting power with respect to these shares and retains an economic interest in an equivalent number of shares. The shares reported as beneficially owned by Glencore exclude 6,894,431 shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock owned by Glencore AG, which is convertible only upon the occurrence of events that have not transpired and that are outside of the control of Glencore AG, or in circumstances that would not result in an increase in the percentage of the outstanding shares of the Company's common stock beneficially owned by Glencore.  In addition, Glencore International AG is party to cash-settled total return swaps that give Glencore International AG economic exposure to an additional 9,129,302 shares of the Company's common stock. Glencore's principal business address is Baarermattstresse 3, CH-6340 Baar, Switzerland.

(c)
Based on information set forth in a Schedule 13G/A filing dated February 8, 2019, by Dimensional Fund Advisors LP ("Dimensional").  Dimensional is an investment advisor and furnishes investment advice or serves as investment manager to certain investment companies, commingled group trusts and separate accounts ("Funds").   Dimensional possesses voting and/or investment power over these shares, and it may be deemed to be the beneficial owner of these shares, however, these shares are owned by the Funds and Dimensional specifically disclaims beneficial ownership of these securities.  The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(d)
Based on information set forth in a Schedule 13G/A filing dated February 4, 2019, by Blackrock, Inc. ("Blackrock"). Of the shares Blackrock reported it beneficially owned, Blackrock reported sole voting power over 7,137,641 shares, sole dispositive power over 7,270,344 shares and shared voting and shared dispositive power over none of the shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

Stock Ownership of Directors and Named Executive Officers
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 16, 2019 (unless otherwise noted) by: (i) each of our current directors, (ii) each of the Company's named executive officers, and (iii) all of the Company's current directors and named executive officers as a group.
Percentage ownership calculations for beneficial ownership are based on 88,808,757 shares outstanding at the close of business on April 16, 2019. The number of shares and percentage of common stock beneficially owned includes: (i) any common stock that may be acquired upon the exercise of stock options held by that person that are currently exercisable or exercisable within 60 days of April 16, 2019 and (ii) share units that will vest within 60 days of April 16, 2019, to be outstanding. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person. No director or executive officer beneficially owned more than 1% of our outstanding common stock. All of the Company's directors and executive officers as a group did not beneficially own more than 1% of the Company's outstanding common stock.

The address of all persons listed below is c/o Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

Name (a)	Total Shares Beneficially Owned
Jarl Berntzen	116,279	(b)
Michael Bless	451,041
Craig Conti	3,777
Jesse Gary	107,676	(c)
Errol Glasser	40,780	(d)
Wilhelm van Jaarsveld	—	(e)
Michelle Harrison	53,070	(f)
John Hoerner	118,708
Andrew Michelmore	26,548
All Directors and Executive Officers as a Group (9 persons)	917,879

(a)	Each individual has sole voting and dispositive power except as otherwise noted.
(b)	Includes 80,102 performance share units the settlement of which has been deferred until the termination of Mr. Berntzen's service on the Board.
(c)	Includes 49,044 shares held in a self-settled, revocable trust for which Mr. Gary serves as trustee.
(d)	Includes 37,285 performance share units the settlement of which has been deferred until the termination of Mr. Glasser's service on the Board.
(e)	Excludes 6,894,431 shares owned by Glencore, for which Mr. van Jaarsveld serves as the Asset and Investment Manager of the Aluminum and Alumina Department.
(f)	Includes 353 shares that are held in Ms. Harrison's 401(k).
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of the Company's equity securities.  These same persons are also required to furnish the Company with copies of all such forms.  Based solely on a review of the copies of the forms furnished to the Company, or written representations that no Form 5 filings were required, we believe that, with respect to the 2018 fiscal year, all required Section 16(a) filings were timely made.

EXECUTIVE OFFICERS

The following table details certain information about our current executive officers.

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years

Michael A. Bless	53	President and Chief Executive Officer since November 2011.
Craig Conti	41
Executive Vice President and Chief Financial Officer since July 2018.

Prior to joining Century, Mr. Conti served as Corporate Vice President of Financial Planning and Analysis of Illinois Tool Works (ITW) and as Chief Financial Officer of ITW's welding segment from 2014 to 2017.

Jesse E. Gary	39	Executive Vice President, General Counsel and Secretary since February 2013. Prior to joining Century, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz.
John E. Hoerner	61
Executive Vice President - North American Operations since March 2016; Senior Vice President - North American Operations from March 2014 to March 2016; Vice President - North American Operations from September 2011 to March 2014.

Prior to joining Century, Mr. Hoerner served as General Director of Finished Production for the Western Division of RUSAL.

Michelle M. Harrison	43	Senior Vice President, Finance and Treasurer since January 2013. Vice President and Treasurer from February 2007 to December 2012. Ms. Harrison joined Century in 2000.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. We are requesting the Company's stockholders to ratify such appointment. If no direction is given to the contrary, all proxies received by the Board will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. Neither the Board nor the Audit Committee is required to take any action as a result of the outcome of the vote on this proposal. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection but may, nevertheless, continue to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time.
In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two fiscal years. The aggregate fees billed for the last two fiscal years are set forth below:

	2018	2017
Audit Fees(a)	$2,244,000	$2,461,000
Audit - Related Fees(b)	82,000	92,000
Tax Fees(c)		24,000
All Other Fees(d)	—	—
Total Fees	$2,326,000	$2,577,000

(a)
Audit Fees.  Audit Fees include fees for professional services rendered for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Form 10-Q, as well as other services normally provided in connection with statutory and regulatory filings or engagements. Other services included additional procedures related to the Company's implementation of a new system, new lease accounting standard and new revenue recognition accounting standard.

(b)
Audit-Related Fees.  Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under Audit Fees. Audit-Related Fees for 2018 included fees associated with certain contemplated transactions and, for 2017, fees related to the Company's shelf registration statement.

(c)
Tax Fees.  Tax Fees include fees for professional services rendered in connection with tax compliance, tax advice and tax planning. Tax Fees for 2017 included fees for consultations related to tax reform.

(d)
All Other Fees.  All Other Fees include fees for services provided other than services reported under Audit Fees, Audit-Related Fees and Tax Fees. Generally, this category would include permitted corporate finance assistance and permitted advisory services.

All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Audit Committee's pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available should any matter arise requiring their presence or to otherwise respond to questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Century specifically incorporates it by reference into a filing.
The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Century. The Audit Committee's job is one of oversight. Century's management is responsible for the preparation of Century's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century's accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee's oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors' communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Century. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of Century's internal controls, the processes for assessing and monitoring risk, and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.
The Audit Committee met with and discussed with the independent auditors all matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees (formerly Auditing Standard No. 16), and, with and without management present, reviewed and discussed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century's internal controls and the results of the internal audit examinations.
The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2018 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2018.
Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.
Respectfully Submitted,

The Audit Committee

Jarl Berntzen (Vice Chair)	Errol Glasser (Chair)	Andrew Michelmore

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2019 Annual Meeting asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. Although the vote is advisory and is not binding on the Compensation Committee, the Board or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We refer to this non-binding advisory vote as the "say-on-pay" vote. Our current policy is to hold a "say-on-pay" vote each year until the next required stockholder vote on the frequency of the "say-on-pay" vote. We expect the next vote on the frequency of the "say-on-pay" vote will occur at the 2023 Annual Meeting.
You are asked to vote for or against, or to abstain from voting, on the following resolution on an advisory basis:
"Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed in the Company's proxy statement pursuant to the rules of the SEC, including the "Compensation Discussion and Analysis," the compensation tables, and any related tables and disclosure."
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide the Company's stockholders with an understanding of the Company's executive compensation program and to discuss the compensation for the Company's named executive officers for 2018. The Company's Compensation Committee (the "Committee") oversees the Company's executive compensation program and establishes the compensation for the Company's executive officers, including its named executive officers.
For 2018, the Company's named executive officers were comprised of our President and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and the next three most highly compensated executive officers of the Company at December 31, 2018, namely:

•	Michael Bless, President and Chief Executive Officer;

•	Craig Conti, Executive Vice President and Chief Financial Officer;

•	Jesse Gary, Executive Vice President, General Counsel and Secretary;

•	John Hoerner, Executive Vice President, North American Operations; and

•	Michelle Harrison, Senior Vice President, Finance and Treasurer.
Overview of 2018 Executive Compensation and Pay for Performance Alignment
Each year the Committee evaluates the Company's executive compensation program to ensure that it is aligned with our strategic priorities, effectively motivates and incentivizes our executives and aligns the interests of our executives with our stockholders, while also ensuring that unnecessary risk is appropriately mitigated. The Committee believes that aligning executive compensation with Company performance and strategy supports our stockholders' interests for long-term value creation.
The Company's program links executive compensation to Company performance and strategy by: (i) providing competitive compensation packages that attract, retain and motivate talented executives, (ii) incentivizing and rewarding our executives for achieving the Company's short- and long-term performance goals and (iii) aligning management's interests with long-term value creation for our stockholders. We believe the following aspects of our 2018 executive compensation program demonstrate our commitment to these objectives:

•
Targeting base salary at median levels compared to our peers (and at below median levels for new hires or internal promotions), while using incentive compensation to reward and motivate exceptional performance;

•
Placing a large proportion of compensation for our named executive officers "at risk" and dependent on the achievement of performance goals or linked to the value of our stock price (84% of 2018 total target direct compensation for our CEO and 71% of 2018 total target direct compensation for our other named executive officers);

•
Awarding all 2018 long-term incentives in the form of equity-based awards, directly aligning a significant portion of the target compensation to our CEO (68%) and to our other named executive officers (51%, on average) to our stockholders' interests through stock price performance;

•
Linking payouts under a large portion of our long-term incentive awards (75% of the 2018 target value of long-term incentive awards for our CEO and 66% for our other named executive officers) to the Company's TSR relative to the TSR of our peers; and

•	Linking payouts under the annual incentive program to the achievement of pre-established individual (30% weighting) and Company financial and operating performance targets (70% weighting).

The following graph illustrates the relationship between Company performance, as measured by TSR, and the realized compensation of our Chief Executive Officer over the last four fiscal years:

Realized Compensation: For each year shown, "realized compensation" includes actual earned base salary, any bonus amounts received and all non-equity incentive plan compensation as disclosed in the Summary Compensation Table, plus the value of all share units that vested during the applicable year (with the value of vested stock awards calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date for such shares).

Total Shareholder Return: The TSR line illustrates the total shareholder return over the three-year performance period under the Company's long-term incentive plan applicable to such year.
Our Philosophy on Executive Compensation
The Company's executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management's and stockholders' interests in the enhancement of Company performance and stockholder value. Consistent with this philosophy, target total direct compensation in 2018 for our executive officers was heavily weighted (84% for the CEO's target compensation and 71%, on average, for our other named executive officers) towards "at risk" compensation which is dependent on the achievement of performance goals or subject to changes in our stock price. The Company's incentive plans are also designed to reward outstanding performance above a target range (subject to a maximum payout of 200% of target); conversely, when performance is below pre-established goals, the Company's plans are designed to deliver compensation below the targeted range (with no minimum payment).
The Company's compensation program uses multiple elements to deliver a total package consisting of base salary, annual incentive awards, long-term incentive awards, and retirement benefits.  The Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Committee retains discretion to make adjustments it deems advisable to balance the Company's overall performance and the individual performance of the Company's executive officers with our pay for performance philosophy.

Consideration of Say-on-Pay Results
At the Company's annual meeting of stockholders held in June 2018, over 99% of the votes cast on the advisory vote to approve the compensation of the Company's named executive officers were voted in favor of the proposal. The Committee believes this affirms our stockholders' support for the Company's approach to executive compensation. No changes were made to the compensation program for 2018 or 2019 in connection with this vote result.

Our Process for Executive Compensation
The Committee develops and approves the overall compensation package for our Chief Executive Officer and, with the assistance of our Chief Executive Officer, for each of our other executive officers. Although objective criteria are used, the Committee retains final discretion in determining the compensation of our executive officers.  In general, the Committee determines the extent to which performance goals under annual incentive awards and long-term performance awards have been met in the first quarter following the end of each performance period.
In implementing and administering its compensation philosophy, the Committee, in consultation with its independent executive compensation consultant, regularly:

•	Reviews market data to assess the competitiveness of the Company's compensation policies;

•	Evaluates the Company's compensation policies compared to its peers and in the context of the broader economy;

•	Reviews performance against the Company's plans and budgets and considers the degree of attainment of pre-established performance goals;

•	Reviews the individual performance of each executive officer;

•	Evaluates the Company's compensation policies to assess compensation-related risk; and

•	Considers the results of the advisory "say-on-pay" vote of the Company's stockholders.
The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner.   As a general practice, the Committee makes decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations, before acting.  The Committee dedicated significant time and attention to management compensation in 2018, including holding six meetings.
Benchmarking Executive Compensation
The Committee, together with its independent executive compensation consultant, periodically reviews relevant competitive market pay data to assess our compensation levels and practices. For purposes of setting 2018 compensation, the Committee reviewed the compensation levels of a peer group of metals and other industrial companies that are comparable in size to the Company in terms of revenue, market capitalization, EBITDA and net income.  The Committee chose these parameters, and ultimately the companies noted below, to permit pay to be evaluated in a context that considers businesses with similar exposure to economic forces and business cycles and with whom the Company may compete for executive talent.  Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, annual incentive target opportunities and long-term incentive grant values. Generally, the Committee targets total compensation (annual base salaries, annual target incentive compensation, long-term target incentive compensation and retirement benefits) at or near the midpoint of the compensation ranges for comparable positions at the companies comprising the peer group, while being mindful of individual differences such as experience, responsibility-level and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.

For purposes of fiscal 2018 compensation matters, the following companies were included in the Company's peer group:

●	Carpenter Technology Corp	●	Minerals Technologies Inc.
●	Eagle Materials Inc.	●	Mueller Industries, Inc.
●	Genesee & Wyoming Inc.	●	Schnitzer Steel Industries Inc.
●	Gibraltar Industries Inc.	●	Stillwater Mining Co.
●	Kaiser Aluminum Corp.	●	SunCoke Energy, Inc.
●	Koppers Holdings Inc.	●	Valmont Industries, Inc.
●	Martin Marietta Materials Inc.	●	Worthington Industries
The Committee supplemented this data with compensation survey data covering general industry companies with similar revenues to provide additional perspective on competitive pay levels.
Role of the Chief Executive Officer
As part of its review and determination of the Company's compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation).  The Committee's charter formalizes the working relationship with our Chief Executive Officer and includes the following actions to be taken by the Chief Executive Officer:

•	Working with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;

•	Reviewing with the Committee the respective corporate and individual goals and objectives for the other named executive officers relevant to their compensation;

•	Providing the Committee an evaluation of the performance of the other named executive officers in light of their respective corporate and individual goals and objectives; and

•	Recommending to the Committee the compensation levels of the other named executive officers.
The Committee considers the recommendations of the Company's Chief Executive Officer (other than with respect to his own compensation), together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.
The Company's Chief Executive Officer attends all Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee's charter.
Role of Compensation Committee Consultants
To assist in its review and oversight of the Company's executive compensation program, the Committee has engaged Frederic W. Cook & Co., Inc. ("FW Cook") as its independent executive compensation consultant. The Committee consults with FW Cook regularly throughout the year. A representative of FW Cook attended meetings of the Committee and advised the Committee in connection with designing and implementing the Company's executive compensation program for 2018, including with respect to compensation philosophy, objectives, annual and long-term plan designs, optimum compensation mix and proposed allocations among fixed and variable, and long-term and short-term, compensation.  FW Cook also made recommendations with respect to market pay levels, the determination of an appropriate peer group and how the Committee should position the Company's compensation in relation to these peers. The Committee considered the information presented by FW Cook, but all decisions regarding the compensation of our executive officers were made by the Committee independent of FW Cook. In compliance with SEC rules, the Committee has assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee. FW Cook did not provide any services to the Company in 2018 other than the services provided directly to the Committee.

Overview of Compensation Elements
Our executive compensation program is made up of the following principal components.  Detailed narratives of these compensation elements are provided below under "2018 Compensation Program Details."

	Plan	Purpose	Performance Metric
ANNUAL				FIXED
	Base Salary	Base salary provides a secure fixed level of compensation for individual performance and level of responsibility.	N/A
	Annual Incentive Plan Awards (AIP)	Performance-based annual cash award designed to motivate and reward our executives for achieving the Company's short-term financial and operational objectives.	Metrics based on annual: (i) EBITDA (as adjusted) (ii) safety (iii) individual performance	VARIABLE
LONG-TERM	Time-Vesting Performance Share Units (TVPSUs)	Time-based equity compensation designed to motivate long-term value creation, encourage retention and align executives with our shareholders.	Stock price performance over three-year vesting period
	Performance Share Units (PSUs)	Performance-based compensation (awarded in cash or shares at the discretion of the Committee) intended to further promote pay-for-performance alignment.	Relative total shareholder return over three-year performance period

2018 Compensation Program Details
Base Salaries
Base salaries provide a fixed level of cash compensation for our executive officers. The Committee reviews the salaries of our executive officers annually against compensation levels of comparable positions at a peer group of companies to determine whether adjustments are appropriate. When setting salaries, the Committee also considers each executive's responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements, such as the size of target incentive awards. The Committee's review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions. The Company is not contractually bound by employment or other agreements to pay any particular level of base salary to our executive officers, thereby affording the Committee flexibility in these determinations. Annual adjustments are generally effective in March but the Committee may also review the salaries of our executive officers in connection with a promotion or other change in responsibility.
The table below sets forth the base salaries approved for each of our named executive officers for 2018 and 2017, as well as the percentage year-over-year change. Increases in our executives' base salaries take effect in March of each applicable year.

Named Executive Officer	2018 Base Salary	2017 Base Salary	Percentage Increase
Mr. Bless	$875,000	$850,000	2.9%
Mr. Conti	$400,000	N/A	N/A
Mr. Gary	$500,000	$450,000	11.1%
Mr. Hoerner	$465,000	$435,000	6.9%
Ms. Harrison	$320,000	$312,500	2.4%

Annual Incentive Compensation
The Company's Annual Incentive Plan (the "AIP") is designed to motivate and reward our executive officers for achieving the Company's short-term financial and operational objectives. Under the AIP, the Company's named executive officers are eligible to receive an award, which has historically been paid in cash, but may also be paid, at the discretion of the Committee, in common stock.
Target AIP Awards
Each year, the Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of base salary, subject to the achievement of pre-established corporate and individual goals, as described below. Target annual incentive opportunities as a percentage of base salary for 2018 were as follows:

Named Executive Officer	2018 Target AIP Opportunity (% of Salary)
Mr. Bless	100%
Mr. Conti	70%
Mr. Gary	80%
Mr. Hoerner	75%
Ms. Harrison	50%
Payouts under the awards can range from 0% to 200% of the target award based on performance relative to pre-established performance goals. If the threshold amounts are not achieved for a particular metric, no amount is to be paid for that metric. However, due in part to the nature of the Company's business, including the substantial impact on the Company's financial results of fluctuations in the price of aluminum as well as the price of certain critical raw materials over which management exercises no control, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted. The AIP award opportunities for 2018 were based:

•	70% on the achievement of pre-established corporate performance goals; and

•	30% on individual performance.
For 2018, the metrics chosen by the Committee to measure corporate performance for determining payouts were:

•	EBITDA (as adjusted and defined below), which had a 50% weighting, and

•	safety performance, which had a 20% weighting.
These metrics and their assigned weights were designed to motivate and reward our executives for achieving the Company's 2018 financial and operational objectives while also reflecting our commitment to safety in our operations. For purposes of the 2018 AIP program, EBITDA is defined as the Company's net income excluding, as applicable: (i) income tax expense/benefit, (ii) net gain/(loss) on forward contracts, (iii) interest expense/income, (iv) depreciation and (v) amortization. EBITDA is not calculated in accordance with generally accepted accounting principles ("GAAP") and is adjusted for certain items that are outside of management's control, such as the price of aluminum and other market-based fluctuations. Safety performance was determined based equally on our total recordable incident rate ("TCIR") and our days away, restrictions and job transfers rate ("DART").
For each of the Company's named executive officers other than Mr. Hoerner, the 2018 safety performance targets were to achieve a combined weighted average (based on total headcount) at the Company's U.S. and Icelandic operations on a consolidated basis of a TCIR target of 1.47 and a DART target of 0.93. Because Mr. Hoerner's responsibilities relate primarily to the Company's North American operations, 50% of his safety target was based solely on safety performance at our North American operations, with a TCIR target of 1.66 and a DART target of 1.10 Each of TCIR and DART had a 10% weighting.

The following table summarizes the performance range and payout for these corporate performance metrics:

Performance Metric		Threshold	Target			Maximum
EBITDA (50% weighting)	Performance Range	90% of target	100% of target	110% of target	120% of target	130% of target
	Payout Level	50%	100%	125%	160%	200%
TCIR (10% weighting)	Performance Range	10% above target	100% of target	8% below target	16% below target	23% below target
	Payout Level	50%	100%	133%	167%	200%
DART (10% weighting)	Performance Range	10% above target	100% of target	8% below target	16% below target	23% below target
	Payout Level	50%	100%	133%	167%	200%
Individual performance goals are established at the beginning of each year and tailored specifically for each executive, his or her specific areas of responsibility and the then-current short- and long-term goals of the Company. The Committee receives a year-end performance assessment and recommendation for each executive officer (other than the CEO) from the CEO.
We consider the specific performance goals relating to EBITDA targets and individual performance to be confidential, the disclosure of which is not material to an understanding of our 2018 executive compensation and would cause competitive harm to the Company. The EBITDA targets established by the Committee for 2018 were based on business plan assumptions that may allow our competitors to be able to predict our pricing strategies or our ability to match certain prices. Individual performance objectives for 2018 similarly included goals and objectives tied to operational performance and other Company initiatives and strategies.
2018 AIP Performance Results
The following table summarizes the Company's achievements with respect to the 2018 AIP Company performance metrics:

Performance Metric		Payout (% of target)	Weighted Payout (% of Target)
EBITDA (50% weighting)	Consolidated	120.6%	60.3%
	NA Ops	118.8%	59.4%
TCIR (10% weighting)	Consolidated	100%	10%
	NA Ops	96.2%	9.6%
DART (10% weighting)	Consolidated	195%	19.5%
	NA Ops	200%	20%
The Committee also met during February and March 2019 to review each executive's individual performance and specific contribution to the achievement of key strategic projects and to the Company's overall 2018 performance. For 2018, individual performance results reflect, among other things, the executive team's contributions to the successful restart of 150,000 tonnes of curtailed production at the Company's Hawesville, Kentucky smelter as well as the achievements of the executive team in successfully navigating the Company through an increasingly complex and challenging commodity environment.

The foregoing performance results and determinations by the Committee resulted in the following 2018 AIP payouts to our named executive officers:

Name	Target 2018 Annual Incentive Plan Opportunity	Actual 2018 Annual Incentive Plan Payout
Mr. Bless	$875,000	$1,517,390
Mr. Conti	118,137	139,802
Mr. Gary	400,000	682,408
Mr. Hoerner	348,750	539,261
Ms. Harrison	160,000	246,381

(a)	For Mr. Conti, both target opportunity and actual 2018 plan payout amounts are pro-rated from July 30, 2018 to reflect Mr. Conti's start date with the Company and partial year of service.
Long-Term Incentive Awards
The Company's Long-Term Incentive Plan (LTIP) is designed to increase the stock ownership position of our executive management team, align executive compensation with the interests of the Company's stockholders by linking compensation to absolute and relative stock price performance and encourage retention over the multi-year performance period. Awards under our 2018-2020 LTIP represented the single largest component of our executive compensation program thereby aligning a substantial portion of executive compensation with long-term value creation for our stockholders. The 2018-2020 LTIP represented:

•	68% of target total direct compensation for the CEO; and

•	51%, on average, of compensation for our other named executive officers.
2018 -2020 LTIP Target Awards
Each year, the Committee meets and performs a qualitative review of each named executive officer’s performance together with a quantitative assessment of peer group market data over the course of one or several meetings. As part of such review and assessment in 2018, the Committee granted awards under our 2018-2020 LTIP to each of the named executive officers (other than Mr. Conti) in two grants in January, based on preliminary 2017 annual performance results, and in March 2018, following the Committee’s final review of Company and individual performance for 2017.
The 2018-2020 LTIP provided for two types of stock-based awards each of which may become vested in full at the completion of a three-year performance period that commenced on January 1, 2018 and ends on December 31, 2020 (the "Performance Period"):

•	performance share units (PSUs) weighted at 75% of the long-term incentive award for the CEO (66% of the long-term incentive award for our other named executive officers); and

•
time-vested performance share units (TVPSUs), which do not contain any performance-based vesting requirement, weighted at 25% of the long-term incentive award for the CEO (33% of the long-term incentive award for our other named executive officers).

The table below sets out the 2018-2020 LTIP awards granted by the Committee for each named executive officer in 2018:

Named Executive Officer	2018-2020 LTIP Awards Fair Market Value at Grant ($)	Performance Share Units (at Target) (#)	Time-Vested Performance Share Units (#)
Mr. Bless	3,861,915	150,916	50,306
Mr. Conti	434,151	22,413	11,190
Mr. Gary	1,353,030	46,576	23,253
Mr. Hoerner	933,764	32,361	16,156
Ms. Harrison	274,648	9,516	4,750
The 2018 PSUs are performance-based awards that vest based upon the Company's TSR relative to the average TSR of a pre-established peer group, thereby aligning management's and the Company's stockholders' interests with respect to long-term relative share price performance. TSR is calculated by the Committee and defined as the change in value of the applicable stock price for the Performance Period, with any dividends during such period being reinvested. In 2017, the Committee met and selected the following peer group of aluminum industry companies for the 2018-2020 PSUs: Alcoa Corp., Aluminum Corp. of China Limited, Norsk Hydro ASA and United Co Rusal PLC. The TSR peer group varies from the peer group used to help establish 2018 target compensation levels as the TSR peer group is comprised only of companies in the aluminum industry. The Committee determined that a relative TSR peer group should focus solely on companies within the aluminum industry given the commodity nature of the Company's business and exposure to market forces outside of management's control. The Committee has intentionally selected companies for the TSR peer group that are subject to similar market forces as the Company.
The Committee established the following range of targets and achievement percentages with respect to TSR for the Performance Period, which remain unchanged from the prior year (linear interpolation applies between threshold and target and target and maximum performance levels):

Performance Level	Century TSR Percentile Rank	Achievement Percentage (% of Target)
Maximum	150% of Peer Average	200%
Target	100% of Peer Average	100%
Threshold	70% of Peer Average	50%
Below Threshold	<70% of Peer Average	0
The 2018 TVPSUs are time-vesting equity awards that cliff-vest in their entirety at the completion of the three-year performance period provided the executive continues to be employed by the Company. The Committee believes that awarding some portion of the Company's long-term incentive awards in the form of time-vested equity compensation encourages retention and, considered together with the Company's stock ownership guidelines (as further discussed below), ensures that the Company's executives own a significant number of shares of the Company's common stock, thus aligning the interests of the executives with those of the Company's stockholders and creating incentives for long-term value creation.
2016-2018 LTIP Results
Awards under the 2016-2018 LTIP consisted of both TVPSUs and PSUs. PSUs awarded under the 2016-2018 LTIP vest based on the Company's TSR relative to a pre-approved peer group of aluminum companies, and with the same range of targets as noted above under the description of the 2018-2020 LTIP. For the 2016-2018 performance period, the Company's TSR was approximately 142% of the average TSR of the peer group. As a result, for our executive officers participating in the 2016-2018 LTIP, the performance units vested at approximately 183% of target. The total number of performance units vested was approved by the Committee following completion of the three-year performance period. The total number of shares issued under the 2016-2018 LTIP is reflected below:

Name (a)	Target 2016-2018 Performance Share Units (# Shares)	Actual 2016-2018 Performance Share Units Earned (# Shares)	Time-Vested Performance Share Units Vested Under 2016-2018 LTIP (# Shares)
Mr. Bless	233,346	427,723	77,782
Mr. Conti	—	—	—
Mr. Gary	57,423	105,256	28,668
Mr. Hoerner	49,805	91,293	24,865
Ms. Harrison	17,871	32,758	8,922
(a)	Mr. Conti joined the Company in 2018 and therefore did not participate in the 2016-2018 LTIP.
Retirement Benefits
We maintain a 401(k) Plan for our U.S. based employees, including our named executive officers. The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S. based employees are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis.  For our U.S.-based salaried employees, the Company also makes a matching contribution, the level of which is determined based on the employee's eligibility to receive continued accruals in the Qualified Plan (as described below). Employees of the Company prior to January 1, 2015 but who were under age 50 as of such date as well as employees who joined the Company on or after January 1, 2015, all of whom are ineligible to receive accruals in the Qualified Plan, are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary, non-elective, contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company prior to January 1, 2015 who were age 50 or older as of such date, all of whom are eligible to receive continued accruals under the Qualified Plan, are entitled to a matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions, up to 4% of eligible compensation, and 50% of such employees' contributions up to the next 2% of eligible compensation, subject to the limits prescribed by the Internal Revenue Service. Of our current named executive officers, only Mr. Hoerner was employed by the Company and over the age of 50 prior to January 1, 2015.
We also maintain a non-contributory defined benefit pension plan, which we refer to as our "Qualified Plan," and a Supplemental Retirement Income Benefit Plan, or "SERP," both of which closed to new participants as of January 1, 2015. Participants in the Qualified Plan who were under age 50 as of January 1, 2015, are no longer eligible for future accruals under the Qualified Plan. Employees of the Company prior to January 1, 2015 who were age 50 or older as of such date, continue to be eligible for accruals under the Qualified Plan. All of our current executive officers with the exception of Mr. Conti were employed by the Company prior to January 1, 2015 and participate in the Qualified Plan, however, only Mr. Hoerner is eligible for future accruals under the Qualified Plan.
Mr. Bless and Ms. Harrison also participate in the SERP. The SERP provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Internal Revenue Code (the "Code").  Benefit accruals under the SERP ceased as of January 1, 2015.
In connection with the cessation of benefit accruals under the SERP, in December 2015, the Committee approved and adopted a new nonqualified deferred compensation plan for certain members of management or highly compensated employees (the "Restoration Plan"). The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code and is part of the Company's shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.
In 2017, we amended our non-union retiree medical and life insurance benefits to align the Company's benefits with the market and achieve a uniform retiree medical benefit design across the Company's U.S. locations. Effective January 1, 2018, non-union retiree medical and life insurance benefits are restricted to then-current participants who were age 53 or older or had 25 or more years of service as of January 1, 2018. Additionally, effective January 1, 2019, the Company will no longer administer non-union retiree medical insurance plans and instead will make fixed health reimbursement account contributions. These amendments resulted in a cessation of this benefit for each of Messrs. Bless and Gary and Ms. Harrison. Neither Mr. Hoerner nor Mr. Conti

is eligible for this benefit which was closed to new participants in 2010, prior to when Mr. Hoerner and Mr. Conti joined the Company.
These benefits are further described below under the captions "Post-Employment Compensation" and "Potential Payments and Benefits upon Termination or Change-in-Control."
Severance and Change in Control Benefits
The Company's policy is to provide certain severance and change in control protections to the Company's named executive officers based on competitive practice in the industry.  We believe that providing the Company's executives with specified benefits in the event of termination of employment under certain circumstances helps us to retain executives and maintain leadership stability. Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for named executive officers to explore strategic transactions and work to bring such transactions to fruition if appropriate.
In furtherance of the foregoing, the Company adopted the Amended and Restated Executive Severance Plan (the "Executive Severance Plan"). The Executive Severance Plan provides severance benefits under certain circumstances (such as by the Company without cause or upon the death or disability of the executive) or in connection with a change in control of the Company. Severance benefits following a change in control are only provided on a "double trigger" basis, meaning that payment of the benefit is not awarded unless the executive's employment is terminated by the Company without cause or by the executive upon certain enumerated changes in his or her employment terms within an agreed period following the change in control. We believe the double trigger vesting structure strikes a balance between the severance protection and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction.  We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.
Provisions of these arrangements for the Company's named executive officers that relate to severance pay and termination benefits (including upon a change in control) are described below in further detail below in the section entitled "Potential Payments and Benefits Upon Termination or Change-in-Control."
Employment Agreements
The Company does not currently have employment agreements with any of the named executive officers, each of whom is an at-will employee of the Company.

Other Compensation Considerations and Policies
Stock ownership guidelines
We maintain stock ownership guidelines for our executives and independent directors.  We adopted these guidelines to further underscore our belief that management's interests should be aligned with those of our stockholders.
The current guidelines for our officers are summarized in the table below.  The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share guidelines as a percent of pay salary.  The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

Category	Share Guideline
Chief Executive Officer	150,000
Executive Vice Presidents	48,000
Senior Vice Presidents	18,000
Vice Presidents	6,000
The guidelines provide that officers should meet these minimum ownership levels within five years from the later of the date of hire or the effective date of the guidelines.  Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline.  The Committee is responsible for monitoring the application of our stock ownership guidelines and has discretion to waive or extend the time period in which officers should achieve minimum ownership levels. Each of our current named executive officers is in compliance with these guidelines or within the applicable grace period.
Company Policy Regarding "Short Sales," Pledging and Hedging of Company Stock
The Company's insider trading policy prohibits our officers, directors and all other employees from engaging in short sales in our common stock and requires that any Company shares purchased in the open be held for a minimum of six months. This Company policy also prohibits our officers, directors and all other employees from entering into "put" and "call" options, swaps and other derivatives, including hedging transactions with respect to the Company's securities (unless specifically authorized). The Company's insider trading policy also prohibits pledging the Company's securities as collateral for a loan and holding Company securities in margin accounts.
Clawback Policy
The Company maintains an Incentive Compensation Recoupment Policy.  Under this policy, the Company's Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee after January 1, 2008, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) the Board or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.
Timing of Equity Awards
Generally, the Committee makes incentive pay decisions for our named executive officers at regularly scheduled Committee and Board meetings.  Typically, annual incentive awards are approved in the first quarter of each year. The Committee may also make compensation determinations at other times during the year for newly-hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.
Income Tax Consequences
The Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to certain executive officers; however, prior to the enactment of the U.S. Tax Cuts and Jobs Act in December 2017 (the "Tax Act") compensation above $1 million was deductible if such compensation was "performance-based" and met other criteria as specified under Section 162(m) of the Code.
Historically, the Committee has considered the impact of Section 162(m) on the design of our compensation program.  However, the nature of our business, not the least of which is the impact of aluminum prices and other commodities on our results, limits the ability to pre-determine meaningful goals without substantial subsequent discretionary adjustments.  Accordingly, it has not been the Committee's goal for all compensation to be deductible by us under Section 162(m).
Following the Tax Act, the exemption from the $1 million deduction limit under Section 162(m) for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our named executive officers (including performance-based compensation) in excess of $1 million is no longer deductible, unless the compensation qualifies for transition relief applicable to certain arrangements in place on or prior to November 2, 2017. The Committee does not expect the loss of any such deductions to have a significant impact on the Company.
Compensation Risk Assessment
The Committee annually reviews the relationship between the Company's risk management policies and practices and the incentive compensation provided to the Company's named executives to confirm that the Company's incentive compensation does not encourage unnecessary or excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Overall, the Committee believes the Company's compensation programs are balanced and focused on the long-term interests of our stockholders. Under the Company's compensation structure, management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This incentivizes management to manage the Company for the long term and to avoid excessive risk-taking in the short-term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and the elements of compensation are similarly balanced among cash, time-vested performance share units (which do not contain any performance-based vesting requirements and settle in Company stock), and performance-based awards. With limited exceptions, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.
The Committee reviewed a comprehensive compensation risk assessment conducted independently by FW Cook. The assessment focused on the design and application of the Company's executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on this assessment and the Committee's review, the Committee believes that the Company's executive compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Century Aluminum Company, have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company's management and based on such review and discussions, the Compensation Committee recommended to the Company's Board that the Compensation Discussion and Analysis be included in Century's 2018 Annual Report on Form 10-K and Century's 2019 Proxy Statement.
Respectfully Submitted,
The Compensation Committee

Errol Glasser	Jarl Berntzen (Chair)	Andrew Michelmore

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our 2018 named executive officers for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)(a)(b)	Bonus ($)	Stock Awards ($)(c)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Michael Bless	2018	869,792	—	3,861,915	—	1,517,390	—	241,925	6,491,022
President and Chief Executive Officer	2017	850,000	190,000	1,962,252	—	956,250	292,009	178,826	4,429,337
	2016	844,792	—	2,258,789	—	1,818,939	149,330	197,474	5,269,324

Craig Conti	2018	169,744	—	583,403	—	139,802	—	15,277	908,226
Executive Vice President and Chief Financial Officer

Jesse Gary	2018	489,583	—	1,353,030	—	682,408	—	117,300	2,642,321
Executive Vice President, General Counsel and Secretary	2017	443,750	250,000	747,964	—	466,200	25,393	77,229	2,010,536
	2016	413,750	—	625,021	—	529,059	11,388	71,367	1,650,585

John Hoerner	2018	458,750	—	933,764	—	539,261	52,031	60,736	2,044,542
Executive Vice President, North American Operations	2017	432,917	—	482,014	—	308,763	98,215	54,964	1,376,873
	2016	421,875	—	542,104	—	483,297	72,030	55,728	1,575,034

Michelle Harrison	2018	318,437	—	274,648	—	246,381	—	57,158	896,624
Senior Vice President, Finance and Treasurer	2017	310,937	—	173,135	—	155,469	123,769	51,935	815,245
	2016	300,833	—	194,517	—	189,637	57,407	52,989	795,383

(a)						Represents the actual amounts earned and paid for the applicable calendar year. Annual salary adjustments are generally effective in March.
(b)						Mr. Conti's employment with the Company commenced on July 30, 2018 and his base salary reflects his partial year of service.
(c)
Represents the grant date fair value of TVPSUs and stock-settled PSUs granted to the named executive officer in the respective fiscal year, which is calculated by multiplying the number of shares awarded by the closing price of the Company's common stock on the date of grant.

For informational purposes, assuming the highest level of performance for PSUs, calculated by multiplying the closing price of the Company's common stock on the grant date by the maximum number of shares that could be issued upon vesting of the PSUs granted, for 2018, the value of such awards would be as follows: Mr. Bless - $5,927,980; Mr. Conti - $579,152; Mr. Gary - $1,829,505; Mr. Hoerner - $1,271,140; and Ms. Harrison - $373,788.

(d)
Represents amounts earned under the AIP and, for 2016, amounts earned under cash settled PSUs. Mr. Conti's employment with the Company commenced on July 30, 2018 and his AIP payout was pro-rated accordingly for the partial year of service.

(e)
Represents the change (increase) in the actuarial present value of accumulated retirement benefits. For Mr. Bless, Mr. Gary and Ms. Harrison, the actual change in actuarial value reflected a decrease for 2018 of $(155,723), $(18,514) and $(79,203), respectively. The fluctuation in value year-over-year is primarily due to changes in the discount rate.

(f)
Amounts presented in the "All Other Compensation" column for 2018 include: (i) Company contributions under the Company's Restoration Plan of $208,925 for Mr. Bless, $83,770 for Mr. Gary, $44,326 for Mr. Hoerner and $23,868 for Ms. Harrison (Mr. Conti did not receive Company contributions under the Restoration Plan for 2018); (ii) Company contributions under the Company’s 401(k) plan of $33,000 for each of Mr. Bless, Mr. Gary and Ms. Harrison, $13,750 for Mr. Hoerner and $15,277 for Mr. Conti and (iii) Company contributions for supplemental life insurance benefits.

GRANTS OF PLAN BASED AWARDS
The following table sets forth information regarding the long-term incentive awards granted to our named executive officers in 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock(#)	Grant Date Fair Value of Stock and Option Award($) (e)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Michael Bless
AIP (a)		437,500	875,000	1,750,000
2018-2020 LTIP(b)	1/1/2018				60,960	121,919	243,838		2,394,489
2018-2020 LTIP(c)	1/1/2018							40,640	798,170
2018-2020 LTIP(b)	3/26/2018				14,499	28,997	57,994		501,938
2018-2020 LTIP(c)	3/26/2018							9,666	167,318
Craig Conti
AIP (a)		140,000	280,000	560,000
2018-2020 LTIP(b)	7/30/2018				11,207	22,413	44,826		289,576
2018-2020 LTIP(c)	7/30/2018							11,190	144,575
TVPSU Award (d)	7/30/2018							11,552	149,252
Jesse Gary
AIP (a)		200,000	400,000	800,000
2018-2020 LTIP(b)	1/1/2018				20,653	41,305	82,610		811,230
2018-2020 LTIP(c)	1/1/2018							20,622	405,016
2018-2020 LTIP(b)	3/26/2018				2,636	5,271	10,542		91,241
2018-2020 LTIP(c)	3/26/2018							2,631	45,543
John Hoerner
AIP (a)		174,375	348,750	697,500
2018-2020 LTIP(b)	1/1/2018				13,445	26,890	53,780		528,120
2018-2020 LTIP(c)	1/1/2018							13,425	263,667
2018-2020 LTIP(b)	3/26/2018				2,736	5,471	10,942		94,703
2018-2020 LTIP(c)	3/26/2018							2,731	47,274
Michelle Harrison
AIP (a)		80,000	160,000	320,000
2018-2020 LTIP(b)	1/1/2018				3,966	7,931	15,862		155,765
2018-2020 LTIP(c)	1/1/2018							3,959	77,755
2018-2020 LTIP(b)	3/26/2018				793	1,585	3,170		27,436
2018-2020 LTIP(c)	3/26/2018							791	13,692

(a)
Represents the threshold, target and maximum potential cash payments under the 2018 AIP. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no cash payments will be awarded. Potential payout at target level of performance for 2018 was 100% of base salary for Mr. Bless, 70% of base salary for Mr. Conti, 80% of base salary for Mr. Gary, 75% of base salary for Mr. Hoerner and 50% of base salary for Ms. Harrison. The actual amounts earned for 2018 are included in the amounts reflected in the Non-Equity Incentive Payments column of the Summary Compensation Table.

(b)
Represents the threshold, target and maximum number of shares issuable in respect of PSUs awarded to the named executive officers under the 2018-2020 Long Term Incentive Plan. Subject to the discretion of the Committee, if the minimum performance criteria are not achieved for the threshold level, no payments will be awarded.

(c)									Represents the number of shares issuable in respect of TVPSUs awarded to the named executive officer under the 2018-2020 Long-Term Incentive Plan.
(d)									Represents an initial sign-on award of TVPSUs granted in 2018, 5,776 of which vested on February 15, 2019 and 5,776 of which will vest on February 15, 2020.
(e)
Represents the grant date fair value of the stock awards, which is calculated by multiplying the number of shares awarded by the closing price of the Company's common stock on the date of grant. For awards made with a grant date of January 1, 2018, the amounts shown reflect the closing price of the Company's common stock on December 29, 2017 of $19.64, the last trading day through the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for the Company's named executive officers as of December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
Michael Bless
2017 - 2019 TVPSUs (b)	57,309	418,929
2018 - 2020 TVPSUs (c)	50,306	367,737
2017 - 2019 PSUs (d)			171,926	1,256,779
2018 - 2020 PSUs (e)			150,916	1,103,196

Craig Conti
TVPSU Award (f)	11,552	84,445
2018 - 2020 TVPSUs (c)	11,190	81,799
2018 - 2020 PSUs (e)			22,413	163,839

Jesse Gary
2017 - 2019 TVPSUs (b)	29,097	212,699
2018 - 2020 TVPSUs (c)	23,253	169,979
2017 - 2019 PSUs (d)			58,282	426,041
2018 - 2020 PSUs (e)			46,576	340,471

John Hoerner
2017 - 2019 TVPSUs (b)	18,751	137,070
2018 - 2020 TVPSUs (c)	16,156	118,100
2017 - 2019 PSUs (d)			37,559	274,556
2018 - 2020 PSUs (e)			32,361	236,559

Michelle Harrison
2017 - 2019 TVPSUs (b)	6,735	49,233
2018 - 2020 TVPSUs (c)	4,750	34,723
2017 - 2019 PSUs (d)			13,491	98,619
2018 - 2020 PSUs (e)			9,516	69,562

(a)	Based on the closing market price for shares of our common stock of $7.31 on December 31, 2018, the last trading day of 2018.
(b)	Vest on December 31, 2019
(c)	Vest on December 31, 2020
(d)
Represents PSUs granted in 2017 which will vest on December 31, 2019 and payout, if at all, based on the Company's TSR relative to the TSR of our peers. For outstanding PSUs, the shares indicated are based on the Company achieving target performance.

(e)
Represents PSUs granted in 2018 which will vest on December 31, 2020 and payout, if at all, based on the Company's TSR relative to the TSR of our peers. For outstanding PSUs, the shares indicated are based on the Company achieving target performance.

(f)	Represents an initial sign-on award of TVPSUs granted in 2018, 5,776 of which vested on February 15, 2019 and 5,776 of which will vest on February 15, 2020.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding shares of the Company's common stock that were issued upon exercise of option awards and vesting of time-vested performance share units during 2018 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting(#)(b)	Value Realized on Vesting($)(c)
Michael Bless	—	—	505,505	3,695,241
Craig Conti	—	—	—	—
Jesse Gary	—	—	133,924	978,984
John Hoerner	—	—	116,158	849,115
Michelle Harrison	14,398	156,108	41,680	304,681

(a)
Amounts in this column were calculated by multiplying the number of shares acquired upon exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option.

(b)
Amounts represent shares acquired pursuant to TVPSUs and PSUs awarded under the 2016-2018 Long-Term Incentive Plan that vested on December 31, 2018 upon completion of the three-year performance period.

(c)	Amounts in this column were calculated using the closing price per share of the Company's common stock on the vesting date.
Post-Employment Compensation
Pension Benefits
As discussed in the Compensation Discussion and Analysis section under the heading "Retirement Benefits," we maintain a non-contributory defined benefit pension plan which we refer to as our Qualified Plan for our U.S. based salaried employees who were employed prior to January 1, 2015 and who meet certain additional eligibility requirements, including at least one full year of service with the Company. Although closed to new participants, the Qualified Plan provides to its participants lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $32.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the Qualified Plan as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants' pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning as early as age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.
The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015 and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan, receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee's contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee's hire date. Employees of the Company who were aged 50 or older as of January 1, 2015 continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. All of our current executive officers with the exception of Mr. Conti were employed by the Company prior to January 1, 2015 and participate in the Qualified Plan, however, only Mr. Hoerner is eligible for future accruals under the Qualified Plan.
Mr. Bless and Ms. Harrison also participate in the SERP. The SERP, which is also closed to new participants, provides participating executive officers with an additional retirement benefit equal to the amount that would normally be paid under our Qualified Plan if there were no annual compensation limitations under Sections 415 and 401(a)(17) of the Code. Final average monthly compensation for purposes of calculating the supplemental benefit will be based on the average of the highest three calendar years' annual compensation over the last 10 calendar years of employment. Benefit accruals under the SERP ceased automatically as of January 1, 2015.

2018 Pension Benefits
Name (a)	Plan Name	Number of Years of Credited Service (b)	Present Value of Accumulated Benefit ($)
Michael Bless	Qualified Plan	8.92	626,558
	SERP		1,259,170

Jesse Gary	Qualified Plan	4.83	104,542

John Hoerner	Qualified Plan	7.33	436,156

Michelle Harrison	Qualified Plan	14.67	440,214
	SERP		136,255

(a)			Both the Qualified Plan and the SERP were closed to new participants as of January 1, 2015 and, as a result, Mr. Conti is not eligible for benefits under these plans.
(b)			Under the Qualified Plan, participants who were under the age of 50 as of January 1, 2015 are not eligible for future accruals. This includes all named executive officers except for Mr. Hoerner.
Deferred Compensation
As discussed above under the heading "Retirement Benefits," in 2015 we adopted the Restoration Plan which is a non-tax-qualified deferred compensation plan designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code. Each of our named executive officers was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY($)(a)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at December 31, 2018($)(b)
Michael Bless	—	208,925	(30,749)	—	681,993
Craig Conti	—	—	—	—	—
Jesse Gary	—	83,770	823	—	264,392
John Hoerner	—	44,326	(10,640)	—	254,971
Michelle Harrison	—	23,868	(4,320)	—	79,826

(a)				All amounts in this column are also reported as "All Other Compensation" in the Summary Compensation Table.
(b)
Amounts shown represent the vested balance of deferred retirement benefits under the Company's Restoration Plan. Mr. Conti joined the Company in July 2018 and therefore did not have compensation for 2018 above the limit provided under Section 401(a)(17) of the Code to qualify for Company contributions under the Restoration Plan.

Potential Payments and Benefits upon Termination or Change-in-Control
Estimated Payments Upon Termination Due to Death, Disability or Retirement
In the event of termination due to death, disability or retirement after age 62, a named executive officer would be entitled to a pro-rata portion of his or her earned AIP award for the year of termination. In addition, upon any such termination, such executive's then-outstanding LTIP awards would vest pro-rata based on the number of days of the plan period which have passed prior to termination, or in such greater amount as may be determined by the Committee in its discretion. The named executive officer's pro-rata portion of his or her PSUs would be paid out after the end of the applicable performance period(s) on determination by the Committee of the extent to which the applicable performance measures have been achieved, except in the case of termination due to death, in which case the pro-rated award would be earned assuming a target level of performance and paid as soon as possible following such termination.
Estimated Payments Upon a Termination in Connection with a Qualifying Acquisition or Change in Control
Under the terms of our Executive Severance Plan, if one or more of an executive officer's corporate titles is filled by, or greater than 50% of the executive officer's responsibilities are assumed by, an employee of an acquired person, then upon termination of employment during an Acquisition Protection Period (defined below) either (1) by the Company other than "for cause" or (2) by the executive for "good reason," such named executive officer would be entitled to receive termination payments equal to: (i) either 1x or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the sum of the executive's base salary as of the date of termination plus the executive's target annual incentive award for the year of termination and (ii) a pro-rata portion of the executive's target annual incentive award for the year of termination. The executive would also be entitled to receive a pro-rata portion of his or her outstanding LTIP awards paid at target. The Executive Severance Plan defines an Acquisition Protection Period as the 6 months preceding and the 24 months following the date of any acquisition by the Company of securities representing 50% or more of the combined voting power or the assets or employees of another entity.
Upon termination of employment during a Change in Control Protection Period (defined below), such named executive officer would be entitled to receive termination payments equal to: (i) 1.5x or 2x (for a Tier 2 or Tier 1 participant, respectively) and (ii) a pro-rata portion of the executive's target annual incentive award for the year of termination. Upon termination of employment during a Change in Control Protection Period, the executive would also be entitled to receive all of his or her outstanding LTIP awards paid out at target. The Executive Severance Plan defines a Change in Control Protection Period as the 6 months preceding and the 24 months following the date of any "change in control" of the Company (as defined in the Executive Severance Plan).
The Committee has approved Mr. Bless as a Tier 1 participant in the Executive Severance Plan. All of the Company's other named executive officers have been approved by the Committee as Tier 2 participants in the Executive Severance Plan.
Estimated Payments Upon Termination for Other Reasons
Under the terms of our Executive Severance Plan, upon a termination of employment outside of a Change in Control Protection Period or an Acquisition Protection Period either (1) by the Company other than "for cause" or (2) by the executive for "good reason," such named executive officer would be entitled to receive termination payments equal to: (i) either 1 or 1.5x (for a Tier 2 or Tier 1 participant, respectively) the executive's base salary as of the date of termination; and (ii) a pro-rata portion of the executive's annual incentive award for the year of termination.
In the event of termination of employment for any reason other than due to death, disability, retirement or for "cause" or "good reason" outside of an Acquisition Protection Period or a Change in Control Protection Period, all outstanding options and unvested LTIP awards are forfeited.
Additional Retirement Benefits
In the event of termination of employment for any reason, such named executive officer would be entitled to receive his or her accrued benefits under the Qualified Plan, the Restoration Plan and the SERP. These benefits are further described above under the captions "Retirement Benefits" and "Post-Employment Compensation."
409A and Other Tax Considerations
Any amounts payable to each officer by reason of his or her termination of employment that are determined to constitute payments of "nonqualified deferred compensation," as that term is used for purposes of Section 409A of the Code, shall be payable, together with interest thereon, on the first business day after the expiration of six months from his or her termination of employment.

The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. Pursuant to the terms of the Executive Severance Plan, certain payments may be subject to reduction if such payments result in the imposition of an excise tax. The amounts set forth in the "Potential Payments and Benefits upon Termination or Change-in-Control" table below exclude the effects of any excise tax reduction.
Estimated Payments Table
The following table sets forth the amount of compensation payable to each of our current named executive officers upon termination in connection with a change of control or qualifying acquisition, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement and voluntary resignation. The amounts shown assume that such termination was effective as of December 31, 2018. The actual amount to be paid can only be determined at the time of such executive's termination.

Potential Payments and Benefits upon Termination or Change-in-Control
Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
Michael Bless
Salary	$—		$1,312,500		$—		$—		$—		$—		$1,750,000		$1,312,500
Bonus	—		875,000	(a)	—		875,000	(a)	875,000	(a)	875,000	(a)	2,625,000		2,187,500
Qualified Retirement Benefits	626,558	(b)	626,558	(b)	626,558	(b)	626,558	(b)	626,558	(b)	313,279	(b)	626,558	(b)	626,558	(b)
Nonqualified Retirement Benefits	681,993	(c)	681,993	(c)	—	(c)	681,993	(c)	681,993	(c)	681,993	(c)	681,993	(c)	681,993	(c)
SERP	1,259,170	(d)	1,259,170	(d)	1,259,170	(d)	1,259,170	(d)	1,259,170	(d)	629,585	(d)	1,259,170	(d)	1,259,170	(d)
TVPSUs	—		—		—		401,867	(e)	401,867	(e)	401,867	(e)	786,666	(e)	401,867	(e)
PSUs	—		—		—		1,205,580	(f)	1,205,580	(f)	1,205,580	(f)	2,359,975	(f)	1,205,580	(f)
Insurance Continuation	—		37,510		—		—		—		—		37,510		37,510
Total	$2,567,721		$4,792,731		$1,885,728		$5,050,168		$5,050,168		$4,107,304		$10,126,872		7,712,678

Craig Conti
Salary	$—		$400,000		$—		$—		$—		$—		$600,000		$400,000
Bonus	—		118,904	(a)	—		118,904	(a)	118,904	(a)	118,904	(a)	538,904		398,904
Qualified Retirement Benefits	—		—		—		—		—		—		—		—
Nonqualified Retirement Benefits	—		—		—		—		—		—		—		—
TVPSUs	—		—		—		57,994	(e)	57,994	(e)	57,994	(e)	166,244	(e)	57,994	(e)
PSUs	—		—		—		28,248	(f)	28,248	(f)	28,248	(f)	163,839	(f)	28,248	(f)
Insurance Continuation	—		8,329		—		—		—		—		12,493		8,329
Total	—		527,233		—		205,146		205,146		205,146		1,481,480		893,475

Jesse Gary
Salary	$—		$500,000		$—		$—		$—		$—		$750,000		500,000
Bonus	—		400,000	(a)	—		400,000	(a)	400,000	(a)	400,000	(a)	1,000,000		800,000
Qualified Retirement Benefits	104,542	(b)	104,542	(b)	104,542	(b)	104,542	(b)	104,542	(b)	52,271	(b)	104,542	(b)	104,542	(b)
Nonqualified Retirement Benefits	264,392	(c)	264,392	(c)	—		264,392	(c)	264,392	(c)	264,392	(c)	264,392	(c)	264,392	(c)
TVPSUs	—		—		—		198,459	(e)	198,459	(e)	198,459	(e)	382,679	(e)	198,459	(e)
PSUs	—		—		—		397,518	(f)	397,518	(f)	397,518	(f)	766,512	(f)	397,518	(f)
Insurance Continuation	—		25,121		—		—		—		—		37,681		25,121
Total	$368,934		$1,294,055		$104,542		$1,364,911		$1,364,911		$1,312,640		$3,305,806		2,290,032

Named Executive Officer	Voluntary		By Company without Cause or by Officer with Good Reason		By Company with Cause		Retirement		Disability		Death		Following a Change in Control		Following a Qualifying Acquisition by the Company
John Hoerner
Salary	$—		$465,000		$—		$—		$—		$—		$697,500		465,000
Bonus	—		348,750	(a)	—		348,750	(a)	348,750	(a)	348,750	(a)	871,875		697,500
Qualified Retirement Benefits	436,156	(b)	436,156	(b)	436,156	(b)	436,156	(b)	436,156	(b)	218,078	(b)	436,156	(b)	436,156	(b)
Nonqualified Retirement Benefits	254,971	(c)	254,971	(c)	—	(c)	254,971	(c)	254,971	(c)	254,971	(c)	254,971	(c)	254,971	(c)
TVPSUs	—		—		—		130,747	(e)	130,747	(e)	130,747	(e)	255,170	(e)	130,747	(e)
PSUs	—		—		—		261,888	(f)	261,888	(f)	261,888	(f)	511,115	(f)	261,888	(f)
Insurance Continuation	—		16,502		—		—		—		—		24,753		16,502
Total	$691,127		$1,521,379		$436,156		$1,432,512		$1,432,512		$1,214,434		$3,051,540		2,262,764

Michelle Harrison
Salary	$—		$320,000		$—		$—		$—		$—		$480,000		320,000
Bonus	—		160,000	(a)	—		160,000	(a)	160,000	(a)	160,000	(a)	400,000		320,000
Qualified Retirement Benefits	440,214	(b)	440,214	(b)	440,214	(b)	440,214	(b)	440,214	(b)	220,107	(b)	440,214	(b)	440,214	(b)
Nonqualified Retirement Benefits	79,826	(c)	79,826	(c)	—	(c)	79,826	(c)	79,826	(c)	79,826	(c)	79,826	(c)	79,826	(c)
SERP	136,255	(d)	136,255	(d)	136,255	(d)	136,255	(d)	136,255	(d)	68,128	(d)	136,255	(d)	136,255	(d)
TVPSUs	—		—		—		44,394	(e)	44,394	(e)	44,394	(e)	83,955	(e)	44,394	(e)
PSUs	—		—		—		88,933	(f)	88,933	(f)	88,933	(f)	168,181	(f)	88,933	(f)
Insurance Continuation	—		25,121		—		—		—		—		37,681		25,121
Total	$656,295		$1,161,416		$576,469		$949,622		$949,622		$661,388		$1,826,112		1,454,743

(a)	Amounts shown assume a payout at target under the 2018 AIP. For Mr. Conti, amounts are pro-rated to reflect his partial year of service.
(b)
Represents the actuarial calculated present value of benefits under our Qualified Plan. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), or to a surviving spouse as an annuity in the event of the executive's death. Because the Qualified Plan was closed to new participants as of January 1, 2015, Mr. Conti is not eligible for benefits under this plan.

(c)
Represents the vested balance of deferred retirement benefits under our Restoration Plan. Amounts shown may be paid in a lump sum or installments for a period of 2-10 years as elected by the participant. Because Mr. Conti joined the Company in July 2018, he did not have compensation for 2018 above the limit provided under Section 401(a)(17) of the Code to qualify for Company contributions under the Restoration Plan.

(d)
Represents the actuarial calculated present value of benefits under the SERP. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), to a surviving spouse as an annuity in the event of the executive's death. Only Mr. Bless and Ms. Harrison are participants under the SERP which is closed to new participants.

(e)
Represents the value of TVPSUs under the 2018-2020 LTIP and the 2017-2019 LTIP. For Mr. Conti, amounts shown reflect his partial year of service and include a one-time award of TVPSUs granted to Mr. Conti in connection with his joining the Company. TVPSUs vest on a pro-rated basis on termination due to retirement, disability, death or termination of employment in connection with a qualifying acquisition and at 100% of target following termination of employment in connection with a change in control. Value is based on our closing stock price of $7.31 on December 31, 2018.

(f)
Represents the value of PSUs under the 2018-2020 and 2017-2019 LTIP assuming target level achievement. For Mr. Conti, amounts shown reflect his partial year of service. PSUs vest on a pro-rated basis on termination due to retirement, disability, death or a qualifying acquisition and at 100% of target following a change in control. PSUs awarded under the 2018-2020 LTIP and 2017-2019 LTIP are equity-based awards and were valued based on our closing stock price of $7.31 on December 31, 2018.

2018 Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Mr. Bless, our CEO, to the annual total compensation of our median employee. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The values for 2018, our last completed fiscal year, are as follows:

•	annual total compensation for our CEO, as reported in the 2018 Summary Compensation Table on page 37 of this proxy statement was 6,491,022;

•	annual total compensation for our median employee was $71,416;

•	ratio of Mr. Bless' annual total compensation to our medial employee's total compensation — 89:1.
The median employee we identified for purposes of our 2017 compensation program terminated employment with the Company during 2018. As a result, we identified a new median employee for 2018. In determining our 2018 median employee, we examined 2017 taxable compensation for all individuals, excluding our CEO, who were employed by us on November 1, 2018. We included all employees of the Company and its consolidated subsidiaries, whether employed on a full-time, part-time, or seasonal basis; whether located in the U.S. or abroad; and without regard to whether the employees are salaried or hourly. We did not make any material assumptions, adjustments, or estimates with respect to taxable compensation or in identifying the median employee, and we did not annualize the compensation for any full-time or permanent part-time employees that were not employed by us for all of 2017. We believe the use of annual taxable compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on 2017 taxable compensation, we calculated 2018 annual total compensation for such employee using the same methodology we use to calculate the total compensation of our CEO as reported in the 2018 Summary Compensation Table earlier in this proxy statement.
The SEC rules for identifying the median employee and in calculating the pay ratio allow companies to adopt a variety of methodologies, exclusions and assumptions. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

PROPOSAL NO. 4
APPROVAL OF THE COMPANY'S
AMENDED AND RESTATED STOCK INCENTIVE PLAN
The Board of Directors and the Compensation Committee of the Board of Directors (the "Committee") have unanimously approved and adopted, subject to the approval of the stockholders at the annual meeting, an amended and restated stock incentive plan (the "Amended Plan") to implement certain amendments to the Company's Amended and Restated Stock Incentive Plan as currently in effect (the "Existing Plan"). The Amended Plan is a long-term incentive plan designed to encourage selected non-employee directors and employees of the Company to acquire a proprietary interest in the growth and financial success of the Company and to align management's and stockholders' interests in the enhancement of Company performance and stockholder value.
The affirmative vote of a majority of the shares of the Company's common stock present at the annual meeting in person or by proxy is required to approve the Amended Plan. If approved by stockholders at the annual meeting, the Amended Plan will replace the Existing Plan, which is scheduled to expire on May 27, 2019, and the Amended Plan will be effective upon this approval. If the Amended Plan is not approved by stockholders at the annual meeting, the Existing Plan will expire in accordance with its terms and the Company would be unable to grant new equity awards as part of its compensation program.
The Board of Directors recommends that you vote for approval of the Amended Plan. The Board of Directors and the Committee believe that it is in the best interests of the Company and our stockholders to approve the Amended Plan in order to continue to have the ability to offer equity as part of the Company's overall compensation program, to attract, retain and motivate talented executives and managers and to further link the interests of such individuals to the long-term interests of stockholders.
The primary purposes of this proposal are to:

•	extend the term of the Existing Plan, and thereby the Company's ability to grant equity awards, for an additional ten year term; and

•
increase the number of shares of Company common stock authorized and reserved for issuance under the Existing Plan by 2,900,000 shares, which the Company estimates would be sufficient to cover awards for approximately five years.

In addition to the foregoing, the Amended Plan includes a number of other provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

•	expressly permitting the Committee to subject awards to clawback, forfeiture and recoupment under certain circumstances;

•	capping the aggregate fair value of awards granted to non-employee directors during any calendar year, when combined with the total cash compensation paid to such directors, at $750,000;

•	expressly prohibiting repricing and buyouts of stock options without stockholder approval;

•	providing for double-trigger vesting provisions upon a change in control of the Company;

•	subjecting dividends (and dividend equivalents) to the same vesting requirements and risk of forfeiture as the underlying awards; and

•	strengthening restrictions on transferability to expressly prohibit the transfer of any award to a third party financial institution for value.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED PLAN.
The following is a summary of certain features of the Amended Plan, qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this proxy statement as Appendix B.

General
Under the Amended Plan, the Company will be authorized to make awards of (i) shares or share units (collectively, "Share Awards"), (ii) stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1996, as amended (the "Code"), and (iii) nonqualified stock options ("NQSOs" and together with ISOs, "Stock Options"). The Amended Plan permits the Company to grant ISOs, NQSOs, and Share Awards (each, an "Award," and collectively, "Awards") to (i) officers and other key salaried employees of the Company and its subsidiaries, and (ii) non-employee directors. Shares of Company common stock reserved for issuance under the Amended Plan will be made available from either authorized and unissued shares of common stock or shares held in the Company's treasury. Each type of Award is described below under "Types of Awards Under the Amended Plan" and, when granted or issued, will be evidenced by an agreement or other document setting forth its terms and conditions.
Award Limitations and Restrictions under the Amended Plan
Reserved shares. Currently, the Existing Plan, reserves and authorizes for issuance a total of 10,000,000 shares of the Company's common stock. As of the date of this proxy statement, 4,116,510 shares have been issued as a result of vesting or exercise of awards, 2,434,245 are subject to outstanding awards and 3,449,245 shares remain available for future awards under the Existing Plan. The Board and the Committee have determined that additional shares are necessary in order to ensure that an adequate number of shares are available for future awards, which will enable the Company to continue to enhance and align the interests of management and stockholders. Additionally, share awards are a vital component of our executive compensation philosophy and in remaining competitive in our ability to attract, retain and motivate executives critical to the success of the Company. In consideration of the foregoing, the Board approved an increase of 2,900,000 shares for issuance under the Amended Plan. After giving effect to this increase in shares reserved under the Amended Plan, the number of shares available for future awards would be 6,349,245, which the Committee believes would be sufficient to cover awards for approximately five years.
Under the Amended Plan, when an outstanding Award or portion thereof lapses, expires, terminates or is forfeited, or shares underlying an Award are unissued for any reason, including shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, the related shares of common stock will again be available for grant or issuance in connection with future Awards.
Award amount limitations. Under the Amended Plan, the aggregate grant date fair value of all Awards granted to any non-employee director during any single calendar year, when added to the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $750,000.
Clawback and cancellation. The Committee may subject a participant's rights, payments and benefits with respect to any Award to reduction, cancellation, forfeiture, recoupment, delayed or deferred payment or holding period requirements on the account of a participant's termination for cause, violation of an agreement with the Company, fraud, illegality or misconduct, or breach of any noncompetition, non-solicitation or confidentiality agreement, or as required by law.
No stock option repricing. Outstanding Stock Options under the Amended Plan may not be repriced or surrendered as consideration for new Stock Options with lower exercise prices or in exchange for cash or other awards, nor may the Board of Directors amend the Amended Plan to permit such repricing or exchange of Stock Options, without the prior approval of Company stockholders, provided that actions in response to events and transactions as described below under "Adjustments" are not considered repricings.
Eligibility
All of our non-employee directors, salaried officers and employees, as well as those of our subsidiaries, are eligible for selection to participate in the Amended Plan. As of April 16, 2019, four (4) non-employee directors and approximately eighty (80) employees will be eligible to participate in the Amended Plan.
Administration
The Amended Plan will be administered by the Committee, provided that the full Board of Directors, at its sole discretion, may exercise any authority granted to the Committee under the Amended Plan. The Committee is comprised of directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Committee has the sole and complete discretion, subject to the terms of the Amended Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries and non-employee directors of the Company to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Committee is authorized to interpret the Amended Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the Amended Plan. The Board of Directors or the Committee is permitted to designate an officer to make individual grants to persons who are not subject to Section 16 of the Exchange Act, subject to individual and aggregate limits established by the Board of Directors or the Committee.
Types of Awards Under the Amended Plan
Stock Options. A Stock Option permits the holder to purchase shares of Company common stock at a specified price under certain conditions. Stock Options granted under the Amended Plan may be either ISOs or NQSOs. Non-employee directors are only entitled to receive grants for NQSOs. Stock Options granted under the Amended Plan may be granted alone or in addition to other Awards.
The exercise price for any Stock Option may be paid by delivering cash or by any other method permitted by the Committee, including through net settlement or through cashless exercise features. The price at which shares of Company common stock may be purchased (the exercise price) is determined by the Committee and set forth in a Stock Option agreement entered into with the optionee; provided, however, that the exercise price for a Stock Option cannot be less than 100% of the fair market value of the Company's common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). Under the Amended Plan, fair market value of the shares is deemed to be the closing price of the Company's common stock as reported on the Nasdaq Global Select Market on the date the applicable Award is granted. On April 1, 2019, the closing price of the Company's common stock was $9.11.
A Stock Option may not be exercised more than ten years from the date of its grant (or five years in the case of an ISO granted to a 10% or more stockholder). Except as otherwise specified by the Board of Directors or the Committee, upon termination of the optionee's employment or service, unexercised Stock Options will be canceled, provided that the applicable award agreement may provide for the acceleration of exercisability in the event of certain types of terminations or events, such as the death, disability or retirement of the optionee.
Unless otherwise determined by the Board of Directors or the Committee with respect to NQSOs, Stock Options are not transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or for the benefit of any immediate family member of the optionee, and are exercisable during the optionee's lifetime only by the optionee. A Stock Option may never be transferred to a third party financial institution for value.
Share Awards. The Committee may grant Share Awards to eligible employees and non-employee directors under the Amended Plan. Share Awards may be grants of shares or share units and may be granted alone or in addition to other Awards granted under the Amended Plan. Each agreement covering a Share Award will contain such restrictions, terms and conditions as the Committee may, in its sole discretion, determine.
Share Awards entitle the grantee to receive shares of Company common stock or cash upon vesting of the Share Award. The Committee will determine (i) the time or times at which Share Awards will be granted, and (ii) the time or times at which Share Awards, in whole or in part, will become vested or forfeited. Vesting of Share Awards may be based upon the Company's or participant's attainment of specified performance objectives and/or the passage of time, which will be set by the Committee or the Board of Directors, as the case may be, in its sole discretion at the time a Share Award grant is made. Performance objectives may be expressed in terms of any financial or other standards deemed appropriate by the Board of Directors or the Committee at the time the Award is granted. Until such time as the Share Award vests and shares of Company common stock are issued, the Share Awards and any shares thereunder may not be sold, transferred, pledged, assigned or otherwise disposed of. Share awards may not be transferred to a third party financial institution for value.
The recipient of a Share Award of share units will have no right to vote the shares of Company common stock underlying the Share Award until it vests and the shares are issued. During the term of the Award, dividend equivalents will accrue on Share Awards to the extent dividends are paid on shares of Company common stock; provided that dividend equivalents accrued on any outstanding Award will be subject to the same terms and risk of forfeiture as the underlying Award and will not be paid unless the underlying Share Award vests.
Except as otherwise specified by the Board of Directors or the Committee, upon termination of a recipient's employment or service, all unvested Share Awards will be forfeited; provided, however, that Share Award agreements may provide for acceleration of vesting in the event of certain types of termination or events, such as death, disability or retirement of the recipient. The Board of Directors or the Committee also may permit a recipient to defer the receipt of shares that would otherwise be issued upon the vesting of a Share Award in accordance with such rules as it may establish.

Effect of Change in Control; Double-Trigger Vesting.
The Amended Plan provides for double-trigger vesting in the event of a change in control of the Company. If outstanding Awards under the Amended Plan are replaced in connection with a change in control , those replacement Awards will not immediately vest on a “single trigger” basis, but would accelerate only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the Amended Plan) during (i) the 24-month period following a change in control or (ii) the six-month period prior to a change in control if the participant's termination arose in connection with the change in control. If outstanding awards under the Amended Plan are not exchanged for substitute awards in the event of a change in control, unless the Committee determines otherwise at the time of grant of a particular award, all outstanding Awards held by the participant would become fully vested, exercisable and free of restrictions and the amount earned under awards subject to performance vesting will be determined under the terms of the Award.
For purposes of the Amended Plan, a "change in control" generally means an event in which:

•
any person (other than certain excluded persons, or Glencore plc or any of its subsidiaries, affiliates, successors or assigns (collectively, "Glencore")) becomes a beneficial owner of Company securities representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

•	Glencore becomes the beneficial owner of all the issued and outstanding voting securities of the Company;

•	Incumbent Directors (as defined in the Amended Plan) at the beginning of any 12-month period cease to constitute a majority of the number of directors then serving on the Board of Directors;

•	the Company's stockholders approve a complete liquidation or dissolution of the Company; or

•
a Business Combination (as defined in the Amended Plan) is consummated, other than a Business Combination in which at least 50% of the combined voting power of the voting securities of the entity resulting from the Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company prior to such transaction, and subject to certain other exceptions as provided in the Amended Plan.

Adjustments
In the event of a corporate transaction involving the Company, such as a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or spin-off, the Board of Directors or the Committee will adjust the number of shares reserved for issuance under the Amended Plan and under any outstanding Award, as well as the terms of any outstanding Award, as it deems necessary or appropriate so as to reflect equitably the effects of such event or transaction on the holders of outstanding Awards.
Amendment of the Amended Plan
The Board of Directors or the Committee, as the case may be, may from time to time amend the Amended Plan, provided that no amendment may be made without the approval of the stockholders which would (i) increase the total number of shares that may be issued under the Amended Plan, (ii) modify the class of individuals eligible to receive Awards, (iii) materially increase the benefits accruing to participants under the Amended Plan, (iv) extend the term of the Amended Plan, or (v) otherwise require approval by the stockholders of the Company. In addition, no amendment to the Amended Plan may adversely affect any Award which is at the time outstanding without the consent of the holder of such Award.
Termination or Suspension of the Amended Plan
The Amended Plan will remain in effect until terminated or suspended by the Board of Directors, provided that no Awards may be granted under the Amended Plan on or after the tenth anniversary of the date the Amended Plan is approved by Company stockholders. Awards may not be granted while the Amended Plan is suspended or after it is terminated. Rights and obligations under any Awards granted while the Amended Plan is in effect cannot be altered or impaired by suspension or termination of the Amended Plan, except upon the consent of the person to whom the Award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any Awards granted prior to the termination or suspension of the Amended Plan nevertheless will continue after such termination or during such suspension.
Withholding Taxes
The Amended Plan provides that the Company may deduct from any distribution to an employee participant an amount equal to all taxes as may be required by law to be withheld with respect to any Award. To the extent authorized by the Board of

Directors or the Committee, a holder of an Award may elect to have shares withheld by the Company in order to satisfy tax obligations.
New Plan Benefits
Because grants under the Amended Plan are discretionary, the Company cannot now determine the number of Awards that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such Awards will be determined by the Committee from time to time in accordance with the terms of the Amended Plan. Please refer to the "Grants of Plan-Based Awards" table for Awards made during the most recent fiscal year under the Existing Plan to our named executive officers and the table under "2018 Director Compensation" for Awards made to our non-employee directors.
Equity Compensation Plan Information
The following table gives information, as of December 31, 2018, about our common stock that may be issued upon the exercise or vesting of equity awards outstanding under all of our compensation plans under which equity securities are reserved for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,778,875	11.02	(a)	4,827,840
Equity compensation plans not approved by security holders	—	—		—
Total	1,778,875			4,827,840

(a)
Represents the weighted-average exercise price of 117,110 options outstanding under the Amended and Restated Stock Incentive Plan.  There is no exercise price associated with the 658,906 service-based share awards or the 1,002,859 performance-based share awards (reflected assuming target performance) also outstanding under the Amended and Restated Stock Incentive Plan.

Federal Income Tax Consequences
The following general description of certain federal income tax consequences to the employees and the Company and is based on current statutes, regulations and interpretations. This summary is general in nature and not intended to be complete and does not describe foreign, state or local tax consequences. It is not intended as tax guidance to participants in the Amended Plan.
Incentive Stock Options. Stock Options issued under the Amended Plan and designated as ISOs are intended to qualify as such under Section 422 of the Code. Under the provisions of Section 422 and related regulations, no regular income tax consequences arise upon the grant of an ISO or the exercise of an ISO by the employee. Provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below, the employee will be subject to regular tax only on the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for more than one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment under the Code, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the Stock Option is granted until three months before the date of exercise.
If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition on an amount equal to the excess of the fair market value of the stock on the date of exercise of the ISO minus the option price, and the Company generally will receive a corresponding income tax deduction. The balance of the amount realized on disposition would be taxed as capital gain, long-term or short-term depending on the holding period for the shares. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's ordinary income, and the amount of the Company's corresponding tax deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.
The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock.
Non-Qualified Stock Options. With regard to NQSOs, the option holder will recognize ordinary income at the time of the exercise of the Stock Option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Income recognized by employee Stock Option holders will be subject to withholding by the Company. When the optionee disposes of shares acquired upon the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the Stock Option holder recognizes ordinary income with respect to the exercise of the stock option.
Share Awards. An individual granted a Share Award will not recognize income at the time of grant but will generally recognize ordinary income when the Share Award vests and the restrictions with respect to the shares of stock underlying the Share Award lapse or the shares are issued. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the grantee. If a grantee so elects under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of a Share Award of shares (as opposed to share units), he or she will recognize ordinary income on the date of the grant equal to the fair market value of the shares. Any dividends with respect to shares that are paid to the grantee when the Share Award vests or when shares are issued are treated as additional compensation taxable as ordinary income. A grantee who sells the shares following the vesting of the Share Award will recognize long-term or short-term capital gain or loss depending on the period during which the grantee held the shares following vesting (or the grant date if a Section 83(b) election was made) and the amount received upon sale compared to the ordinary income recognized by the grantee with respect to such shares. The Company generally will be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the grantee at the time the grantee recognizes such income.
The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.
Recommendation and Vote
An affirmative vote of the holders of a majority of shares of Company common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Amended Plan. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the Amended Plan.
The Board of Directors recommends that the stockholders vote "FOR" approval of the Amended Plan. If our stockholders do not approve the Amended Plan, the current Plan will remain in effect in its current form and as a result will expire on May 27, 2019, at which point the Company will be unable to grant any equity awards.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED PLAN.

Transactions with Related Parties in 2018
Transactions with Glencore
All transactions with Glencore, our largest stockholder, are subject to our Related Party Transaction Policy described above under "Related Party Transactions Policy" and are approved by the Audit Committee or by a special committee comprised solely of independent directors.
Sales to Glencore
For the year ended December 31, 2018, we derived approximately 64% of our consolidated sales from Glencore. Glencore purchases the aluminum we produce for resale. Glencore purchases aluminum produced at our North American smelters at prices based on the LME plus the Midwest premium and any additional negotiated product premiums. Glencore purchases aluminum produced at our Grundartangi, Iceland smelter at prices based on the LME plus the European Duty Paid premium and any applicable product premiums. We believe that all of the sales transactions with Glencore are at prices that approximate market.
Purchases from Glencore
We purchase a portion of our alumina requirements from Glencore. Alumina purchases from Glencore during the twelve months ended December 31, 2018 were priced based on a published alumina index. We believe that all of our alumina purchases from Glencore are at prices that approximate market.
Financial Contracts with Glencore
We have entered into certain financial contracts with Glencore. At December 31, 2018, we had fixed the forward LME price with respect to 23,106 tonnes through LME forward financial sales contracts with Glencore (the "Forward Financial Sales Contracts"). We also have financial contracts with Glencore to offset fixed price sales arrangements with certain of our customers (the "fixed for floating swaps") to remain exposed to the LME price. These financial contracts settle on various dates through March 2020 and have equal and offsetting asset and liability provisions, resulting in a net fair value of zero.
Transactions with BHH
We own a 40% stake in Baise Haohai Carbon Co., Ltd. ("BHH"), a carbon anode and cathode facility located in the Guangxi Zhuang Autonomous Region of China and have an agreement with BHH to provide carbon anodes to our Grundartangi aluminum smelter.  We believe that the carbon anodes purchased from BHH are purchased at prices that approximate market.
Summary
A summary of the aforementioned related party transactions for the years ended December 31, 2018, 2017 and 2016 is as follows:

	Year Ended December 31, (in thousands)
	2018	2017	2016
Net sales to Glencore	$1,204,500	$1,198,076	$1,178,631
Purchases from Glencore	319,600	253,044	231,850
Realized gain/(loss) on forward purchase contracts with Glencore	—	(16,361)	256
Purchases from BHH	28,400	15,763	10,127

OTHER MATTERS
As of the date of this proxy statement, the Board does not know of any other matters which may come before the 2019 Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4 under the Exchange Act. If any other matters properly come before the 2019 Annual Meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow Sodali LLC has been retained to assist in the solicitation of proxies for a fee of $4,500 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2020 ANNUAL MEETING
Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2020 should be addressed to the Company's Corporate Secretary, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 and must be received by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2020 Annual Meeting is not held more than 30 days from the first anniversary of the 2019 Annual Meeting, the applicable deadline will be December 26, 2019). In addition, the Company's Bylaws currently require that for business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to our Corporate Secretary, which notice must be delivered to the Company's principal executive offices no later than the close of business on the 60th day prior to the first anniversary of our prior year's Annual Meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In certain circumstances, different notice periods may apply; anyone seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.
Notice of stockholder proposals and nominations of director candidates must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by our Bylaws, which includes, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder (including any derivatives, short interests or other similar instruments held by the stockholder), (iv) any material interest of the stockholder in such proposal or any arrangements entered into with third parties with respect to such proposal and (v) any other information relating to such stockholder and each director nominee, as applicable, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies. The Bylaws further provide that the Chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures. Any stockholder seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.
We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Office of the General Counsel, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted net income and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of recent period results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century's ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century's performance and our investors' ability to review Century's business from the same perspective as management. The tables below provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income, and adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted Net Income Reconciliation	Twelve Months Ended	Twelve Months Ended
($ in millions, unaudited)	December 31, 2017	December 31, 2018
Net income (loss) as reported	$48.6	$(66.2)
Lower of cost or NRV inventory adjustment, net of tax	(1.1)	35.0
Net (gain) on forward and derivative contracts	—	(5.1)
Sebree equipment failure	—	21.1
Hawesville restart project	—	5.0
Sebree signing bonus	—	1.7
Helguvik (gains)	(7.3)	(4.5)
Ravenswood (gains)	(5.5)	—
Impact of preferred shares	—	—
Adjusted net income (loss)	$34.7	$(13.0)

Adjusted EBITDA Reconciliation	Twelve Months Ended	Twelve Months Ended
($ in millions, unaudited)	December 31, 2017*	December 31, 2018
Net income (loss) as reported	$48.6	$(66.2)
Interest expense	22.2	22.4
Interest income	(1.4)	(1.5)
Net (gain) loss on forward and derivative contracts	16.5	(6.3)
Other (income) expense - net	4.5	(3.0)
Income tax expense (benefit)	7.6	(0.2)
Equity in earnings of joint ventures	(0.8)	(4.2)
Operating income (loss)	$97.2	$(59.0)
Lower of cost or NRV inventory adjustment	(1.1)	36.5
Sebree equipment failure	—	21.1
Hawesville restart project	—	0.1
Sebree signing bonus	—	1.7
Helguvik (gains)	(7.3)	(4.5)
Ravenswood (gains)	(5.5)	—
Depreciation and amortization	84.2	90.1
Adjusted EBITDA	$167.5	$86.0
* As adjusted due to the adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

APPENDIX B
Century Aluminum Company
AMENDED AND RESTATED STOCK INCENTIVE PLAN

I.	PURPOSES AND SCOPE OF PLAN
Century Aluminum Company (the "Company") desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Non-employee Directors (as hereinafter defined) are also eligible to participate in the Amended and Restated Stock Incentive Plan (the "Plan"), which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success. These objectives will be promoted through the granting to such key employees and Non-employee Directors of equity instruments including (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs"); and (iii) time-vested share or share unit, performance share or share unit, or other share-based awards (referred to herein as "Share awards").
The awards offered to employees pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.
The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

II.	AMOUNT OF STOCK SUBJECT TO THE PLAN
The total number of shares of common stock, $0.01 par value, per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in this Article II (the "Shares") reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 12,900,000 (which consists of those Shares that were previously authorized and 2,900,000 Shares that were added as part of the Plan's 2019 amendment), subject to adjustment as described below. All Shares available for distribution under the Plan may be issued pursuant to Incentive Options, NQSOs, Share awards or a combination of the foregoing.
Shares which may be acquired under the Plan may be either shares of original issuance or treasury shares, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated without having been exercised or without having fully vested, or the underlying Shares are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award, and any Shares withheld by or surrendered to the Company, may again be the subject of options or awards granted hereunder.
Upon any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance objectives contained in a Share award, the number of Shares subject to a Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or other consideration, or otherwise adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an option (including NQSOs) shall comply with the rules of Section 424(a) (or any successor provision) of the Code, and (ii) in no event shall any adjustment be made which would render any option granted hereunder other than an incentive stock option for purposes of Section 422 (or any successor provision) of the Code without the consent of the grantee, which consent shall be deemed given after a Change in Control if the participant's period for exercise after a termination of employment is extended by virtue thereof. Subject to the provisions of

Article XI, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

III.	ADMINISTRATION
The Compensation Committee (the "Committee") will have the authority to administer the Plan, provided that the full Board of Directors of the Company (the "Board of Directors"), at its sole discretion, may exercise any authority granted to the Committee under this Plan. The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors. The Board of Directors or the Committee may delegate to an officer of the Company the authority to make grants hereunder to persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other provisions as the Board of Directors or Committee deems necessary or desirable.
Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select as recipients of options or awards (a) employees of the Company and its subsidiaries and (b) members of the Board of Directors who are not employees of the Company ("Non-employee Directors"); (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; (vi) otherwise supervise the administration of the Plan; and (vii) establish sub-plans with such terms as the Board of Directors or the Committee, as the case may be, deems necessary or desirable to comply with, or to qualify for preferred tax treatment under the laws, rules and regulations of any jurisdiction outside of the United States.
The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.
The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.
The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
The Committee shall have the authority to enforce any policy of the Company or any subsidiary as may be adopted from time to time, or the terms of any award agreement, subjecting a participant's rights, payments and benefits with respect to any award to reduction, cancellation, forfeiture or recoupment (clawback), delayed or deferred payment or holding period requirements on account of a participant's: (a) termination for Cause, (b) violation of an agreement with the Company, (c) fraud, illegality or misconduct, or (d) breach of any noncompetition, nonsolicitation or confidentiality agreement, or as required by law.

IV.	ELIGIBILITY; NON-EMPLOYEE DIRECTOR AWARD LIMITATION
Options and Share awards may be granted only to: (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) Non-employee Directors; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. Eligible persons to whom awards are granted are sometimes referred to herein as "participants."
Notwithstanding any other provision of the Plan to the contrary, in no event may the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any Non-

employee Director during any single calendar year, when added to the total cash compensation paid to such director for services rendered for such calendar year, exceed $750,000. For the avoidance of doubt, any compensation that is deferred by a Non-employee Director shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

V.	STOCK OPTIONS
1.General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or a combination of the foregoing; provided that options granted to Non-employee Directors may only be NQSOs.
Options granted under the Plan shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the optionee, which agreement may be in an electronic medium. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.
2.Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than 100% of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10% Shareholder")).
If the Shares are listed on the NASDAQ Global Select Market on the date any option is granted, the fair market value per Share shall be deemed to be the closing price of the Shares on such exchange on the date upon which the option is granted, or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded on any given date, or the national securities exchange on which the Shares are traded is not open for business on such date, the fair market value per Share shall be the closing price of the Shares determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange, the fair market value per Share shall be as determined in good faith by the Board of Directors or the Committee, as the case may be. The Board of Directors is authorized to adopt another fair market value per Share pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code and the regulations promulgated thereunder.
For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.
3.Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than 10 years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Stock options may provide for acceleration of exercisability in the event of certain types of terminations or events, such as the death, disability or retirement of the optionee, as set forth in the applicable award agreement or documents referred to therein.
The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.
To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

4.Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company's stock plan administration group or such other nominee as may be selected by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares or in such other manner as the Company may direct or as provided in the applicable option agreement.
Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by any method permitted by the Committee, including the net settlement thereof by permitting the holder of the Option to elect to have Shares otherwise issuable upon exercise of the Option withheld in satisfaction of the exercise price and any applicable tax withholding.
Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.
If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.
5.Nontransferability of Options. An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except as determined by the Board of Directors or the Committee, as the case may be, or otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder; provided that only gratuitous transfers of options shall be permitted; provided, further, that in no event shall a sale or other transfer to a third party financial institution for value be permitted. The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.
6.Termination of Employment. Except as otherwise set forth in the award agreement evidencing the award or as specified by the Board of Directors or the Committee, as the case may be, upon termination of employment of any option holder, any option previously granted to such option holder, shall, to the extent not theretofore exercised, be canceled and become null and void, and all of the option holder's rights thereunder shall terminate.
7.Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.
8.No Repricing without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice options granted under the Plan nor may any option be surrendered to the Company as consideration for the grant of a new option with a lower exercise price or exchanged for cash or another award, nor may the Board of Directors amend the Plan to permit such repricing or exchange of options, unless the stockholders of the Company provide prior approval for such repricing, surrender, exchange or amendment. Adjustments pursuant to Article II shall not be considered repricing.

VI.	SHARE AWARDS
1.General. Share awards may be granted alone or in addition to any other awards granted under the Plan. The provisions of Share awards need not be the same with respect to each recipient. Share awards granted under the Plan shall be in such form, including Share or Share unit awards, as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient, which agreement may be in an electronic medium. Such agreement shall describe the Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve. Each Share unit award shall entitle the grantee to receive one Share upon the vesting of such Share award, cash based upon the value of the vested Share unit award, or such other amount as may be set forth in the award agreement evidencing the award.
2.Restrictions and Vesting. Share awards may vest upon the passage of time (a time-vested Share award) and/or upon the attainment of specified performance objectives (a performance Share award), or may be subject to immediate settlement. The time period during which the Share award shall vest (if any), and/or any performance objectives and the time period during which they must be achieved (the "Performance Period"), shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion, at the time an award is made.
Any time-vested Share award shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the award agreement granting such Share award. Share awards subject to performance objectives shall become vested upon the lapse of the Performance Period and the attainment of the associated performance objectives set by action of the Committee or the Board of Directors, as the case may be, at the time of grant. The agreement evidencing the Share award may provide for acceleration of vesting in the event of certain types of terminations or other events, as set forth in such award agreement or documents referred to therein.
3.Stock Certificate. No stock certificates shall be issued to the recipient with respect to Share unit awards until such time as the underlying Share award vests.
4.Treatment of Dividends. If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of a Share award, the holder of the Share award shall be entitled to accrue or accumulate an amount equal to the amount of the per Share dividend declared for each Share subject to such award. Except to the extent provided for in an award agreement outstanding prior to the 2019 Amendment Date, such dividends (or dividend equivalents) shall be subject to the same risk of forfeiture as the underlying award and shall not be paid unless and until the underlying Share award is vested. In no event shall dividends or dividend equivalents be granted in connection with options under the Plan.
5.Nontransferability. Subject to the provisions of this Plan and the applicable agreement, during the period when a Share award has not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Share award or the Shares or Share Units subject to the Share award. In no event may any Share award or portion thereof be transferred for value to a third party financial institution.
6.Shareholder Rights. The recipient shall have no rights with respect to the Shares or any Shares related to a Share award until the Share award has vested, including no right to vote the Shares, other than the right to receive dividends (subject to Section VI(4) above), except that the recipient may exercise voting rights prior to vesting with respect to a Share award of Shares.
7.Termination of Employment. Except as otherwise set forth in the agreement evidencing the award or as specified by the Board of Directors or the Committee, as the case may be, upon termination of employment, any awards previously granted shall, to the extent not theretofore exercised, be canceled and become null and void, and all of the holder's rights thereunder shall terminate.

VII.	PURCHASE FOR INVESTMENT
Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

VIII.	ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES
The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.
The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).
All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

IX.	WITHHOLDING TAXES
An employee exercising an Option or acquiring Shares pursuant to the vesting of a Share award may elect to have Shares withheld by the Company in order to satisfy tax obligations. The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article IX or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.
With respect to withholding required hereunder, an optionee or holder of a Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined up to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.
If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days after such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

X.	DEFERRAL
The Board of Directors or the Committee, as the case may be, may permit the holder of Share awards to defer such individual's receipt of amounts that would otherwise be due to such optionee or holder by virtue of the lapse of restrictions with respect to Share awards. If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals. The Committee may provide for such provisions as it deems necessary with respect to an award, including after it is granted, to prevent the award from being subject to or violating the requirements of Section 409A of the Code.

XI.	LISTING OF SHARES AND RELATED MATTERS
If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be. Notwithstanding the foregoing, none of the Company, the Committee or the Board of Directors shall be obligated to list, register, qualify or otherwise seek an exemption from the foregoing with respect to the Shares.

XII.	EFFECT OF CHANGE IN CONTROL; DOUBLE-TRIGGER VESTING
1.In general. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable award agreement, the provisions of this Article XII shall apply in the event of a Change in Control (as defined below).
2.Definitions.
(a)For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if, as the result of a single transaction or series of transactions, the event set forth in any one of the following paragraphs shall have occurred:
(i)Any Person (other than a Permitted Person or Glencore plc or any of its subsidiaries, affiliates, successors or assigns (collectively, "Glencore")), becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (the entities identified in clauses (i) through (iv) the "Permitted Persons" and each a "Permitted Person";
(ii)Glencore becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of all the issued and outstanding voting securities of the Company;
(iii)Incumbent Directors at the beginning of any 12-month period cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board of Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the award date; (B) are appointed by or on behalf of Glencore; or (C) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority vote of the Incumbent Directors at the time of such election or nomination (but shall not include any individual whose election or nomination is in connection with an actual or threatened election contest by any Person, including but not limited to a consent solicitation, relating to the election of directors to the Board of Directors);
(iv)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
(v)The consummation of (A) a reorganization, merger or consolidation, or sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries to any Person or (B) the acquisition of assets or stock of another Person in exchange for voting securities of the Company (each of (A) and (B) a "Business Combination"), in each case, other than a Business Combination (x) with a Permitted Person or (y) pursuant to which, at least fifty percent (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; provided that, any Business Combination with Glencore shall not constitute a Change in Control unless, as a result of such Business Combination, Glencore (x) owns, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries or (Y) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, all of the issued and outstanding voting securities of the Company.
Notwithstanding the foregoing, if the payment of an amount under an award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a "change in control event" within the meaning of Code Section 409A and the regulations promulgated thereunder.
(b)For purposes of the Plan, a "Qualifying Termination" shall mean termination of a participant's employment by the Company or a subsidiary without Cause or a termination of employment for Good Reason, in either case as determined under the definition of Cause or Good Reason set forth in the applicable award agreement. In the absence of such definitions in the applicable award agreement, the determination of whether a participant's employment was terminated for Cause or for Good Reason shall be made based upon the terms of an employment agreement or severance plan as applicable to the participant which define termination for "Cause" or "Good Reason" (or words of similar meaning).
(c)For purposes of the Plan, the "Change in Control Protection Period" shall mean (i) the 24-month period beginning on the date any Change in Control occurs and (ii) the 6-month period prior to a Change in Control, if the participant's termination (x) was at the request of a third party who had taken steps reasonably calculated or intended to effect a Change in Control or (y) otherwise arose in connection with or in anticipation of the Change in Control.
3.Vesting if No Substitute Award. Upon a Change in Control, except to the extent that another Award meeting the requirements of Article XII.4 (a "Substitute Award") is provided to the participant pursuant to Article II to replace an outstanding Award (the "Substituted Award"):
(a)Each option then outstanding shall become fully vested and exercisable; and
(b)Each Share award held by a participant in the Plan subject only to vesting conditions based on the passage of time shall be fully vested and each Share award subject to performance objectives shall be fully vested and the amount earned and payable shall be determined as provided in the applicable award agreement.
4.Substitute Awards. An Award shall meet the conditions of this Article XII.4 (and qualify as a Substitute Award) if:

(a)	it has a value at least equal to the value of the Substituted Award;

(b)
it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)
its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award (including the double-trigger vesting provisions that would apply in the event of a subsequent Change in Control and the provisions of Article XII.5 below.

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Article XII.4 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
5.Double-Trigger Vesting of Substitute Awards. In the event that a participant has a Qualifying Termination during the Change in Control Protection Period, all outstanding awards or Substitute Awards held by the participant to the extent not vested as of such Qualifying Termination shall become fully vested, and if applicable, exercisable and free of restrictions; provided, that the amount earned and payable under any Share award subject to performance objectives shall be determined as provide in the applicable award agreement.

XIII.	AMENDMENT OF THE PLAN
The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that (i) will increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II), (ii) will modify the provisions of the Plan relating to eligibility, (iii) will materially increase the benefits accruing to participants under the Plan, (iv) will extend the maximum period of the Plan, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Shares are traded or quoted. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code (or such successor provision) and to comply with Rule 16b-3 of the Exchange Act. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

XIV.	TERMINATION OR SUSPENSION OF THE PLAN
The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVIII. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XV.	GOVERNING LAW
The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XVI.	PARTIAL INVALIDITY
The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XVII.	COMPLIANCE WITH SECTION 409A OF THE CODE
To the extent applicable, it is intended that this Plan and any options or awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to participants in the Plan. This Plan and any options or awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Neither a participant in the Plan nor any of a participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and options or awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant in the Plan or for a participant's benefit under this Plan and options or awards hereunder may not be reduced by, or offset against, any amount owing by a participant in the Plan to the Company or any of its affiliates.
If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code), (i) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month after such six-month period or death.
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and options or awards granted hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant in the Plan shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant's account in connection with this Plan and options or awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.
Notwithstanding anything in this Plan or any award agreement to the contrary, to the extent any provision of this Plan or an award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a change in control, then such payment shall not be made unless such change in control satisfies the requirements for a change in the ownership or effective control of the Company under Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control.

XVIII.	EFFECTIVE DATE, DURATION OF THE PLAN
This amended Plan became effective upon approval by the Committee on March 19, 2019 (the "2019 Amendment Date"), subject to approval by the Company stockholders, and shall remain in effect until terminated by the Board of Directors. In no event may any Options or Share awards be granted under the Plan on or after [____________], 2029 (the tenth anniversary of the date the Plan was last approved by the Company's stockholders); provided, however, that the term of previously granted Options and Share awards may extend beyond that date. Options granted and Share awards awarded before the 2019 Amendment Date shall, except to the extent specifically provided otherwise in award agreements, be governed by the terms of this Plan in effect on the date the grants or awards were made.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 3, 2019

CENTURY ALUMINUM COMPANY	Meeting Information
	Meeting Type:		Annual Meeting
	For holders as of:		April 16, 2019
	Date:	June 3, 2019	Time:	8:00 a.m., CDT
	Location:	The Hyatt Place Chicago
28 N. Franklin Street
Chicago, IL 60606

You are receiving this communication because you held shares in Century Aluminum Company common stock on April 16, 2019.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or request a paper copy (see reverse side for additional information).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606
See the reverse side of this notice to obtain proxy materials and voting instructions.

--------- Before You Vote ---------
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1.	Annual Report on Form 10-K	2. Notice & Proxy Statement	3. Letter to Stockholders
How to View Online:
Have the information that is printed in the box marked by the arrow à		XXXX XXXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX	(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 20, 2019 to facilitate timely delivery.

--------- How To Vote ---------
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Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked
by the arrow à	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 and 4.

1.	Election of Directors
Nominees:
	01)	JARL BERNTZEN	04)	WILHELM VAN JAARSVELD
	02)	MICHAEL BLESS	05)	ANDREW MICHELMORE
	03)	ERROL GLASSER

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	Proposal to approve, on an advisory basis, the compensation of the named executive officers.

4.	Proposal to approve the Company's Amended and Restated Stock Incentive Plan

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on 06/2/2019 for shares held directly and 11:59 P.M. Eastern Time on 05/29/2019 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on 06/2/2019 for shares held directly and 11:59 P.M. Eastern Time on 05/29/2019 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CENTURY ALUMINUM COMPANY
THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.
		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees
	01) Jarl Berntzen	03)	Errol Glasser		05)	Andrew Michelmore
	02) Michael Bless	04)	Wilhelm van Jaarsveld

							For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.						☐	☐	☐

3.	Proposal to approve, on an advisory basis, the compensation of the named executive officers.						☐	☐	☐

4.	Proposal to approve the Company's Amended and Restated Stock Incentive Plan.						☐	☐	☐

NOTE:  By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof.

For address changes/comments, mark here (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Century's 2019 Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders; and
any amendments to the foregoing materials are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY ALUMINUM COMPANY ANNUAL MEETING OF STOCKHOLDERS June 3, 2019

The stockholders hereby appoint Jesse E. Gary and Morgan F. Walbridge, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Savings Time, at the Hyatt Place Chicago, 28 N. Franklin Street, Chicago, Illinois 60606, and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side